天津 朗逸花园 项目(公园里)

营销策划、销售代理合同

Marketing and Sales Agent contract for

Tianjin Langyi Garden Project (Gongyuanli)

协议双方:Two contracting parties:

甲方名称： 天津星天房地产开发有限公司

Party A ‘s name: Tianjin Xingtian Real Estate Development Co. Ltd.

地　　址： 天津市津南区八里台工业园区建设路6号A区207室

Add: Room 207, Zone A, No. 6 in Jianshe Road, Balitai Industrial Park, Jinnan District, Tianjin

乙方名称：天津明大嘉和置业股份有限公司

Party B: Tianjin Mingda Jiahe Real Estate Co.Ltd.

地　　址：天津市和平区西康路赛顿中心3号楼1505室

Add: C-1505 Saidun Center, Xikang Road, Heping District, Tianjin

甲方为天津市津南区【 朗逸花园 】项目的开发商。乙方为有合法资质的房地产销售代理公司。现甲方委托乙方为【 朗逸花园 】项目2018年的策划、销售代理。在代理期内代理甲方在中国国内销售该项目物业。

Party A is developer of “Langyi Garden” project in Jinnan District, Tianjin. Party B is real estate agent company with legal qualifications. Party A hereby entrusts Party B to take the role of planner and sales agent for Langyi Garden project in 2018. During the term of agent, Party A shall sell the property in china.

甲乙双方依照《中华人民共和国合同法》等有关法律法规，在平等、互惠、互利的原则下，经双方友好协商一致签定本合同，并承诺遵守本合同所有条款，恪守信用，共同执行。

Pursuant to relevant law and rules in “Contract Law of PRC, through amicable consultation and on the basis of equality, reciprocity and mutual benefit, Party And Party B reach in to agreement and commit to observe all clauses in the contract, retain the promise and execute it altogether.

1.项目概况 project profile

甲方委托乙方在中华人民共和国境内策划销售由甲方开发的天津市 津南区 朗逸花园 项目(以下简称“本项目”）物业。代理项目的具体位置、销售范围以项目取得的销售许可证位置和销售范围为准，并作为实际可销售面积的依据。

Party A entrusts Party B to plan and sell the property of Langyi Garden project (hereafter referred as “the project”) located in Jinnan district, Tianjin, developed by Party A within

the territory of PRC. Specific location and scope shall base on those on the sales permit as basis of actual saleable area.

2. 委托代理方式 principal - agency method

甲乙双方同意，在合同期内，乙方为本项目 2018 年的市场策划和销售代理的代理商；甲方以销售佣金的方式支付代理费用，并且乙方同意甲方或其他代理公司对该项目进行联合销售。

Party And Party B agree that within the term of the contract, Party B shall take the role of marketing planner and sales agent for the project in 2018; Party A shall pay the agency service fee in the form of commission and Party B agrees that Party A and other agents provide joint sales service.

3. 代理期限 term of agent

代理期自 2018 年 7 月 1 日起至 2018 年 12 月 31 日止。合同期满后，双方可协商延长代理期，并另行签定相关补充合同。

Agent term from 1st, jul 2018 to 31st dec, 2018.after contract expiration, two parties may negotiate to extend the term and sign relevant supplementary contract separately.

4. 代理服务内容 agent service content

4.1 乙方派驻现场人员的管理 management of on site residing personnel from Party B

4.1.1 分别提供策划、销售前台、销售后台专业工作人员的专项服务小组。于合同期内，项目团队设置如下：策划主管 1 人（负责项目策略确定和推进执行，对各种策划方案的最终结果负责）、策划及助理 1 人（侧重推广执行，包括但不仅限于与广告公司、活动公司等外部资源对接，策划方案、市场报告、阶段总结的撰写）、营销费用管理 1 人、销售经理 1 人、销售主管 2 人、销售代表 8 人、销售内务 1 人、收款 1 人。乙方需向甲方提供《乙方朗园花园项目团队人员组成及架构图》，作为本合同附件 1。

Providing plan, sales receptionist, dedicated service team for sales back stage professional staff respectively; Project team constitutes of: 1 planning supervisor (in charge of project strategy formulation and execution, responsible for final result of all kinds of planning proposals), 1 planner and assistant (focusing on promotion and execution, including but not limited to interface with external resource e.g. advertisement company, event company etc. compilation of planning proposal, market report and phased summary), 1 marketing expenditure administrator, 1 sales manager, 2 sales supervisors, 8 sales representatives, 1 sales logistics, 1 cashier; Party B shall provide "team constituents for Langyi garden project and its flow of structure" as appendix I to the contract.

4.1.2 乙方须保证主要工作人员（岗位包括销售经理、销售主管、主策划师、营销费用管理、销售内务、收款员、按揭专员）（按揭专员在 4.1.1 未体现）不得任意调换（个人原因离职的情况除外），且销售经理、销售主管、主策划师、销售内务不得参与其他项目的管理，以保证有足够的时间和精力

管理本项目。

Party B shall assure that main work staff (positions including sales manager, sales supervisor, main planner, marketing expenditure administrator, sales logistics, cashier and mortgage officer which does not included in item 4.1.1) shall not be arbitrarily adjusted (except for voluntary leave) and that sales manager, sales supervisor, main planner and sales logistics are not allowed to be involved in the management of other projects so that they could have enough time and energy to manage the project.

4.1.3 乙方若因工作需要，确需调换上述主要工作人员的，应于更换前一个月向甲方申请并说明原因，征得甲方同意后方能更换，且工作交接内容报送本项目销售部、万科营销中心综合管理组及甲方相关部门备案。**未经甲方同意乙方自行调换的，或甲方发现调离人员未进行完整工作交接的，发生一次，甲方对乙方进行书面警告，发生两次，则甲方扣除乙方当月代理费人民币壹万元整。**

Party B shall notify Party A one month in advance of replacing above mentioned work staff for Party A's approval and work taken-over shall be submitted to sales department, Wanke marketing center general management and relevant department from Party A for filing. In case of arbitrary replacement by Party B without Party A's approval or work not taken over in its entirety discovered by Party A, if occurring once, written warning shall proceed from Party A to Party B; if occurring twice, RMB10,000 yuan of PartyB's agent service fee for the month shall be deducted by Party A.

4.1.4 **乙方派驻现场人员因个人原因申请离职的，必须做好工作交接，交接内容报送甲方备案，经甲方同意后方可离场，否则甲方扣除乙方代理费人民币__整，同时甲方有权暂缓支付当月代理费用，直至交接完毕为止。**

On-site residing personnel from Party B leaving for personal reasons shall take over the work reporting to Party A for filing and is allowed to leave after PartyA' s approval or yuan of agent service fee for Party B shall be deducted by Party A, at the same time, Party A is entitled to suspend payment of agent service fee for the month till take-over finish.

4.2 市场调研、营销策划服务

Market survey and marketing plan service

4.2.1 乙方需按照甲方要求进行市场调查及分析，包括项目、竞争板块及竞品的专题性、阶段性和每月、每季定期的市场调查及分析。

Party B shall conduct market survey and analysis as required by Party A, including project monthly and quarterly market survey and analysis of topicality and periodicity of competition topic and competition products.

4.2.2 根据甲方要求，提供项目市场策划，包括整体及阶段性项目市场分析、市场定位、市场推广策略、销售策略、销售渠道、售价以及付款方式等围绕项目市场推广及销售各方面提出专业策划建议。

As required by Party A, to provide market plan, and propose professional planning advice about market promotion and every aspect of sales including project overall and phased market analysis, market positioning, market promotion strategy, sales tactics, sales channel, sales price and term of payment etc.

4.2.3 根据甲方要求，提供专题性市场分析及建议，包括对项目各项配套设施、会所、交楼标准、户型设计、各单体建筑之平面规划和立面设计、户型比例、售楼部等等涉及项目开发和销售的有关专题提出专业的市场分析和意见。

As required by Party A, to provide market analysis and advice of topicality on relevant topic including project counterpart facilities, club, building standard, house layout design, plane design and house layout design, house layout proportion of each unit building, sales office.

4.2.4 市场推广建议及协助执行或监督执行，包括广告宣传、新闻宣传、宣传渠道的选择、现场包装、售楼部及示范单位包装、公关活动、促销活动、宣传资料、销售资料、认购资料等。

Market promotion advice and assisting execution or supervision of execution, including but not limited to advertisement propaganda, news propaganda, choice of propaganda channel, on-site packaging, sales office and packaging of pilot organization, public relation activity, promotion activity, propaganda materials, sales materials, subscribe materials etc.

4.2.5 营销策划行政管理，包括营销合同管理、营销费用台帐管理、营销费用付款管理、会议纪要整理等。

Marketing plan administration management, including marketing contract management, book account management for marketing expenditure, marketing expenditure payment management, meeting minute streamline etc.

4.2.6 销售组织与部署，组织销售人员按照双方制定的销售策略，进行销售部署，并按要求按时、准确、严格地执行，包括销售人员项目培训、销售人员对外宣传说辞的制定、销售人员调动指引客户策略、外展场储客和认购组织、销售信息渗透部署、促销组织执行、现场公证、售楼处及示范区品质控制、样板间资产管理、日常和阶段性现场销售组织及与现场销售有关的其它工作事项。

Organizing and deploying salesmen to implement sales according to mutually agreed sales strategy and execute it on time, accurately and strictly, including project training for salesmen, working out of salesmen propaganda, client strategy mobilization and orientation, exhibition client statistics and subscribe organizing, sales information infiltration, execution by promotion organization, on-site public notary, sales office and quality

control in pilot zone, asset management for sample houses, daily on-site and phased sales organization and other issues relating to on-site sales

4.3 销售前台服务 sales receptionist service

4.3.1 乙方正式进场销售之前，乙方负责完成对本项目销售团队的培训，并建立项目销售管理制度，再经甲方做相应公司理念、项目销售说辞演练、客服要求、万科销售流程等培训，验收合格后进场销售。

Party B shall be in charge of training for the project sales team and establish sales management system and trained by Party A in terms of corporate philosophy, project sales expression rehearsal, customer service requirements, Wanke sales procedures etc., reviewed and approved subsequently before entering the field.

4.3.2 销售现场管理：乙方代表甲方负责项目销售现场的管理，维护销售现场销售秩序；

On-site management: Party B on behalf of Party A in charge of sales on-site management and maintenance of sales order;

4.3.3 客户接洽：乙方代表甲方接洽客户、市调人员以及交流参观人员；

Client entertainment: Party B on behalf of Party A in charge of entertaining clients, market surveyor and visitors;

4.3.4 乙方在客户接待过程中，为了能够向更多的客户传递甲方理念，必须主动向首次到访的客户发出加入天津万客会的邀请，并向客户介绍万客会会员权益。甲方将对乙方的履行情况做不定期检查；

Party B in the course of entertaining the clients shall take the initiative to send invitation to clients on the first visit for access to Tianjin Wankehui club and introduce its membership rights to clients. Party A shall irregularly inspect the performance of Party B.

4.3.5 乙方在客户接待过程中，为培育甲方准业主对于微信报事平台的使用惯性，以及提升公司签约后业主的满意度，必须主动向客户推介微信报事平台（天津万科客户服务），帮助业主实现对于微平台的关注与了解；

to raise the frequency of use by clients - to-be and client satisfaction after signing the contract, Party B shall in introduce Wechat information platform (Tianjin Wanke customer service) to clients , helping clients to focus on the platform and learn about it.

4.3.6 客户信息管理：乙方按照甲方的要求，负责收集来电来访客户信息，录入销售家，填写来访、成交客户问卷，建立来电来访客户档案等，向甲方反馈客户意见；

Client information management: Party B as required by Party A is in charge of calling or visiting client information, input of sales family, filling out visiting and transacting clients

questionnaire, setting up calling and visiting clients files etc. providing feedback to Party A’s clients.

4.3.7 对项目的介绍必须以销售手册、销售说辞为准，不允许自行发挥、夸大。对重要敏感的事项，要按甲方口径解答，不得擅自解读；

Project introduction must follow the sales brochures, sales expression, not allowing discretionary improvisation and exaggeration. Party A’s words shall prevail in case of sensitive Problems and no arbitrary interpretation allowed.

4.3.8 客户积累、认购：项目正式开盘前，乙方代表甲方进行项目推广及客户积累，负责完成客户积累的相关工作。项目正式开盘后，乙方代表甲方与客户签订《天津市商品房预定协议》及《预定协议补充协议》，并保证客户交纳定金，完成甲乙方双方确认的认购指标；

Clients accumulation and subscribe: before bid formal opening, Party B on behalf of Party A shall conduct project promotion and clients accumulation to finish problems left over by clients. After bid formal opening, Party B on behalf of Party A shall sign the “Tianjin commercial property reservation agreement” and “supplement agreement to reservation agreement”, guarantee client’s payment of deposit and achieve mutually agreed subscribe indicator;

4.3.9 签约、贷款：乙方代表甲方在《预定协议》约定的期限内与客户签订《天津市商品房买卖合同》、补充协议及相关文件（未经甲方书面许可，《天津市商品房买卖合同》、补充协议及相关文件不允许做任何变更），制作收款单，并保证客户按期交纳楼款和相关税费，完成甲乙双方确认的签约指标；

Signing contract, loan: Party B on behalf of Party A shall sign Tianjin commercial property sales contract, supplementary agreements and relevant documents , formulate receipt to assure on time payment of house funds and tax and attain mutually agreed signing indicators.

4.3.10 应收款额计算：客户确定购房意向后，按照公司既定的楼盘价格及折扣率计算应缴纳房款及代收费用，并填写《收款通知单》；

money receivable calculation: after clients confirm intention of purchase, house funds and collection charge shall be paid based on predetermined building price and discount rate and fill out “debit note”;

4.3.11 乙方负责引导客户在认购前咨询银行驻场人员，协助客户在签约前办理完毕贷款相关手续；

Party B is in charge of leading the clients to consult personnel residing on site and assisting clients go through relevant loan procedures;

4.3.12 催办：乙方负责督促客户在《预定协议》约定的期限内签约并交纳楼款；督促客户按照合同约定办理贷款手续提交贷款资料；对于不配合的客户上报甲方，协助启动法律程序；

Urge to proceed: Party B is in charge of urging clients to sign the contract and pay for house funds within agreed term of “reservation agreement”; urging clients to go through loan formalities and submit loan materials as agreed in the contract; reporting clients not cooperating to Party A and assisting in launch legal procedures;

4.3.13 售后跟进工作，包括阶段性提交详细之销售报告、客户分析、媒介分析等报告、销售中事项受理投诉等。

After sales follow- up including submittal in phases of detailed sales report, client analysis, media analysis etc. complaint hearing in sales.

4.3.14 协助甲方办理项目房屋交付手续。具体代理内容包括参与甲方组织的入住前联合验收；负责准备入住客户资料；负责入住现场客户指引及信息传递和解释等与商品房交付有关的工作。

Assisting Party A in dealing with house delivery procedures, specific agent content including participation in joint inspection organized by part a before moving into the room; in charge of client check in material; in charge of relevant works e.g. client orientation on site, information transmission and explanation etc.

4.4 销售后台服务 sales backstage service

4.4.1 按照甲方要求及时完成主数据系统中的房源录入；

Finish house source input in master data system in time as required by Party A

4.4.2 资料审核：负责审核《天津市商品房预定协议》及其补充协议、《天津市商品房买卖合同》及其附件；

Material review : in charge of review “Tianjin commercial property reservation agreement” and its supplement agreement , “Tianjin commercial property sales contract and its appendix;

4.4.3 销售特殊事务管理：负责审核销售前台报送的 相关客户资料，在翼系统发起审批并跟进审批进度，审批完成后在翼系统进行相关业务变更操作；

Sales Special business management: in charge of review of relevant client material reported by sales receptionist; initiating review and approval in pinion system to follow up its progress, conduct relevant business change operation in pinion system after review and approval;

4.4.4 催告管理：根据销售前台反馈和客户情况，按甲方要求对应发送催告函、解约函、敦促函或律师函，并负责按照要求留存 EMS 存根联、函件复印件和回执，并对发函情况、客户执行情况做好台账记录；

reminder management: send reminder letter, cancellation letter, promptive letter or lawyer’s letter, prepare standing book record about circular and client execution based on EMS stud, letter copy and advice;

4.4.5 欠款管理：协助客户办理商品房买卖合同备案、按揭贷款等相关销售工作，乙方负责监督管理贷款机构收集客户贷款资料，并相应的转移至办理备案及贷款银行，同时跟进差件客户；乙方负责跟进银行放款进度，按照甲方要求定期梳理和反馈欠款、回款明细表；

Arrear management: assisting clients in dealing with sales work e.g. commercial property sales contract filing, mortgage loan etc; Party B is in charge of monitoring and managing loan institution and collecting loan material for clients and proceed to process filing and loan bank and simultaneously follow-up clients with variance; Party B is in charge of bank money lending progress, regularly streamline and make feedback on arrear and returned money break down;

4.4.6 客户档案管理：按照甲方要求存档、移交客户档案，客户档案包含但不限于《预定协议》、《天津市商品房买卖合同》及其附件、销售特殊事务审批单及其附件、推荐购买登记单等；客户档案需按照甲方规定不定期转交档案馆，转交档案馆前需完成合同卷宗的整理、完善卷内目录和卷外标签，并提供移交档案明细表，明细表内容与卷内、外标签及明细一致；

Client file management: filing and transferring files including but not limited to "reservation agreement", "Tianjin commercial property house sales contract" and its appendix, sales special business approval sheet and its appendix, recommending sales registration sheet; as required by Party A, to transfer clients' files to archives irregularly, have contract book streamlined before transferring to archives, improving catalog in roller and label out of roller, providing break down list for transferred files, break down content in line with label in and out of roller and break down list;

4.4.7 报表：按照甲方要求及时、准确提供相关业务报表；

Statement: providing in time and accurately relevant business statement as required by Party A

4.4.8 销售档案管理：协助甲方存档包括但不限于面积测量报告复印件、合同附件、《临时管理规约》等；

Sales file management: assisting Party A filing including but not limited to area measurement report copy, contract appendix, "interim management regulation" etc.

4.4.9 固定资产管理：安排专人管理甲方售楼处、样板间的固定资产，接受甲方不定期检查、盘点。在接收售楼处、样板间固定资产时，需要向万科总经理办公室及甲方相关部门进行备案并签署交接单，乙方撤场前需与甲方就售楼处、样板间固定资产进行盘点，对于人为造成的损坏、丢失，乙方应承担赔偿责任；

Fixed assets management: arranging dedicated personnel to manage fixed assets in PartyA's sales office, sample room, accepting PartyA's irregular inspection and counting. filing with Wanke GM office and PartyA's relevant department and signing delivery receipt upon access to fixed assets in sales office and sample room, Party B shall count with Party A in respect of fixed

assets in sales office and sample room ; Party B shall compensate for damage, loss artificially caused.

4.5 收款工作 funds debit works

4.5.1 乙方代表甲方负责现场销售收款的相关工作，包含但不限于收取房款、代收费用、开具收款回执或发票、录入翼系统以及按照甲方要求提供相关报表；

Party B on behalf of Party A is in charge of on-site sales funds debit, including but not limited to charging house funds, fee collection, issuing advice or invoice, input pinion system and providing relevant statement as required by Party A;

4.5.2 应收款额复核：销售员填写完成的《收款通知单》应由销售内务进行复核，复核内容至少包括客户姓名、购买房屋信息、房屋总价、款项类型、本次交款金额是否恰当等信息。若内务同时承担收款职责，则需另外指定一人进行复核；

Review and verification of money receivable: debit note filled by salesmen shall be verified by salesmen logistics to include but not limited to the content of client name, sold house information, aggregate house funds, funds type, and appropriateness of the payment.

4.5.3 款项收取：funds to charge

① POS 交款，现场收款员根据销售内务确认后的《收款通知单》上注明的金额收取款项，并在《收款通知单》上注明收款方式；

POS payment, on-site cashier shall base charging on amount indicated on debit note confirmed by sales logistics and marking term of charge on debit note;

② 支票/电汇交款，收款员应当场取得客户填写的《支票/电汇使用授权书》，并向客户出具一式三联的《票据收取回单》，待款项经财务部出纳确认到帐后，通知客户凭《票据收取回单》换取收款回执或发票。收款员收取支票时需注意支票是否处于有效期内、支票填写是否完整（开票后 10 个工作日内有效。填写完整指填日期、公司全称、大小写金额）；

Invoice/telegraphic transfer, cashier shall retain "power of attorney on use of invoice/telegraphic transfer" and issue to clients "receipt of voucher" in triplicate confirmed debit by cashier from finance department before notifying clients to replace "receipt of voucher" with bebit advice or invoice. Cashier shall notice the validity of invoice upon receipt, spelling accuracy in invoice (effective within 10 days upon invoice issue; filling out thoroughly refers to filling out date, company full name, amount in capitalized and small letter)

③禁止以下收款方式，现金、信用卡、商联卡。

Prohibit following term of payment, in cash, credit card and united card.

④刷卡人不是购房人，即出现第三人代付款时，需要求刷卡人签署《第三人代付款声明》。

Card sweeper is not house purchaser, card sweeper is required to sign “the third person disbursing statement” in case of third person disbursement.

⑤资金监管情况下，打印缴款通知单前，需与客户进行沟通，确保客户应缴纳房款已存入一张借记卡，以避免因此出现应交未交情况；

Funds monitoring status, to communicate with clients before printing demand note to assure clients house funds payable has been deposited into a debit card to avert the case which should be paid but not be paid;

4.5.4 发票/收据开具：销售收款员按照实际收取的款项为客户开具对应的收款回执、收据或发票，票据金额需与 POS 单、支票金额或电汇金额一致；开具完毕，需由客户在票据首页空白处签收。收取按揭款而开具发票的，可不要求客户在发票原件上签收，但需在后期客户取回发票时在领件簿上签字确认；

To issue invoice/ receipt: sales cashier shall issue debit advice, voucher or invoice as per actual charged amount, voucher amount in line with amount indicated on POS sheet, invoice amount or telegraphic transferred amount; upon issuance, clients shall sign in the bank field on the first page of voucher. In case of invoice issuance for charging mortgaged funds, clients are not required to sign on the original piece of invoice but sign to confirm on the arrival book upon clients taking back invoice subsequently;

4.5.5 换票：客户更换票据时，需由销售员为客户填写《收款通知单》，注明客户姓名、房屋信息、换票原因、金额，并在收款方式处注明换票，填写完毕后交由销售内务复核；现场收款员根据经销售内务确认的《收款通知单》、交回的原票据为客户开具等同金额的新票据；

Voucher exchange: upon clients exchange of voucher, salesmen shall fill out “debit note” for clients, marking client name, house information, reason of exchange, amount and the caption of exchange in the category of term of payment, the filled out to be verified by sales logistics; on- site cashier shall issue new voucher with equal amount for clients based on debit note and surrendered original voucher confirmed by sales logistics;

4.5.6 翼系统录入：收取房款、代收费用、按揭放款时应立即录入翼系统以打印《交款回执》（以下简称“回执”），收取美好家款项时，应于业务发生当日录入翼系统；录入时，应保证房号、金额、款项类型、收款银行、收款时间、收款方式正确；如遇集中开盘可顺延至次日录完或根据通知完成录入；

Pinion system input: while charging house funds, fee disbursement, mortgage lending to immediately input into pinion system to print out “payment advice”(hereafter referred as “receipt”),while charging nice home funds, input in to pinion system in the business day; assuring the accuracy

of house number, amount, funds type, debit bank, debit time and term of debit; in case of concentrated bid opening, input may delay till the next day or as per notifications;

4.5.7 意向金台账：意向金的收取、退还、转帐等信息需销售内务在业务发生当天正确填写意向金台账；Standing book for the earnest money: sales logistics shall accurately fill out standing book for the earnest money of information of debit, refund, transfer of earnest money in the business day;

4.5.8 款项核对 funds verification

4.5.8.1 款项核对：当日收款完毕，现场收款员应及时打出 POS 机批结，并保证 POS 批结、客户签名的 POS 小票、当日开具发票及收据三者金额一致；

Funds verification: upon debit in the day, on-site cashier shall print out load to load of POS in time, assuring congruity of amount on POS slip, invoice issued in the day and voucher;

4.5.8.2 款项复核：现场收款员自我核对完成后将当日所有票据转交销售内务复核，销售内务由翼系统导出当日收款流水，并以此为依据核对 POS 批结、客户签名的 POS 小票、当日新开具回执与收据与手中留存的《收款通知单》，并检查票据存根以确保不存在未收款而开具发票/收据的情况。完成复核后填写《销售内务每日复核表》；

Funds verification: after verification, on-site cashier shall transfer all vouchers in the day to sales logistics who shall download debit records in the day from the pinion system taken as basis to verify POS load to load, POS slip signed by clients, advice and voucher newly issued in the day and "debit note" reserved on hand, inspect voucher stud to avert the case of issuance of invoice for missing collection of payment, and subsequently fill out "sales logistics daily verification sheet" upon verification.

4.5.8.3 收款日报发送：销售内务核对完毕后，制作当日《收款日报》报送财务部出纳岗、财务部收入核算岗以及本项目财务负责人；

Daily debit report: after verification, sales logistics works out "daily debit report" and submit to cashier, income verifier in finance department and finance chief for the project;

4.5.9 出纳确认收款：cashier to confirm debit funds

支票/电汇确认，销售现场缴纳的支票或电汇到帐后，应于到账当日邮件通知现场收款员、销售内务到帐情况；

Invoice/telegraphic transfer confirmation, email notification of receipt progress to on-site cashier, sales logistics in the day when paid-in invoice or telegraphic transfer are received;

4.5.10 销售现场票据管理：销售现场应配备专门的票据保管柜，用以保存未开具的收据、已开具的回执、发票及收据等财务资料。钥匙由内务单独负责保管；已开具完毕的票据，现场收款员应制作票据明细，并

将其与整本票据一起装订。整本收据、发票在使用完毕一周内应及时送回公司财务。

Sales on-site voucher management: sales site shall be equipped with special voucher maintenance cabinet to maintain finance materials of yet issued voucher, issued advice, invoice and voucher etc. keys shall be taken care of by sales logistics; on-site cashiers shall formulate voucher break down list for issued vouchers which shall be binding together with the entire voucher. Entire vouchers and invoices shall be sent back to company finance department within one week upon their issuances.

4.5.10 现场收款员休假时票据转交：现场收款员休假前应指定一位同事代为收款，休假前应做好票据交接工作并填写《休假交接清单》。

On-site cashier shall transfer vouchers on vacation: on-site cashier shall designate another colleague to collect finds before the vacation and well prepare voucher taking over work and fill out “vacation take-over list”.

4.5.11 出纳票据接收：现场收款员应保证每周至少一次将手中票据转交财务部出纳，其中月初第一个工作日必须将手中单据全部转交财务部出纳；如遇季度或年度等结账时间要求严格的月份，需于月底及月初 1 日连续送票的，务必配合甲方财务部；如遇集中开盘，则应于开盘后第一个工作日将票据转交财务部出纳。交接时，应将 POS 小票、对应的回执/收据、对应的收款通知单一一对应别好，并编写《票据传递清单》由交接双方签字确认，《票据传递清单》务必与所对应的发票/收据等附件能够一一对应。出纳接收票据后，将接收的收款票据与对应的银行回单装订完整后转交财务部收入管理岗，并由双方在《票据传递清单》上签字确认。

Cashier voucher acceptance: on-site cashier shall assure voucher transfer to cashier in finance department at least once every week, particularly at the first work day every month all bills of document shall be transferred to the cashier in the finance department; in case of stringent requirements of quarterly or yearly billing time in months from the last day of which to the first day in the next month consecutive delivery of vouchers are required, cooperation shall be offered with PartyA’s finance department; in case of concentrated bid opening, then vouchers shall be transferred to cashier in the finance department on the first work day after bind opening. POS slip, corresponding advice/receipt, corresponding funds debit note taken over shall all be clipped one by one and “voucher transmission list” shall be delivered to the concerned two parties for signature and confirmation, the “voucher transmission list” shall correspond to the very invoices/receipts. Having accepted the vouchers, the cashier shall bind the accepted debit vouchers and corresponding bank slip and transfer them to management in finance department, the

concerned two parties shall sign and confirm the “voucher transmission list.”

4.6 乙方负责按照《天津万科销售案场管理服务标准》管理销售卖场和示范区，最少须配备 3 名保洁和 3 名保安以保证案场品质；如为联合代理，乙方需配备分单人员 1 人，费用由乙方承担。

Party B is in charge of managing sales site and pilot zone with at least three cleaners and three security guards to assure site quality, in case of joint agent, Party B shall be equipped with one brochure distributor to Party B’s charge.

4.7 乙方应完成甲方制定的“美好家”（或“万链科技”）家装销售任务；

Party B shall finish decoration task for “nice family”(or “wanlian tech.”)

4.8 乙方自行承担项目团队办公必备的电脑、办公设备、日常办公用品（包含但不限于复印纸、文件夹、文具等）、工装、手机通讯、名片印制等费用。

Party B shall be in charge of cost of team equipment e.g. computer, office facilities, daily consumables (including but not limited to printing paper, file folder, stationary etc.), work uniform, cellphone communication and name cards.

第五条 双方日常沟通 two parties’ daily communication

5.1 甲乙双方代表约定固定时间进行每周一次的项目销售例会，沟通包括销售计划完成进度、渠道、客户、回款和市场情况等与销售相关的事项。

Party A and Party B shall hold sales regular meeting every week as agreed with communication of sales forecast schedule , channel, clients, returned money and market conditions etc.

5.2 甲乙双方代表约定固定时间进行每月一次的项目销售总结和计划例会，总结每月的销售工作情况，对下个月的销售工作计划进行讨论和部署，甲方及时介绍项目工程进度、配套等影响销售的各方面情况。

Party A and Party B shall hold monthly regular meeting for sales summary and forecast, to sum up monthly sales results and discuss and deploy sales forecast next month, Party A introducing every aspects affecting project schedule and counterpart facilities.

5.3 甲乙双方需定期共同对乙方派驻现场销售队伍、项目策划和销售负责人，进行包括销售、策划、客户接待、客户满意度、现场管理等代理服务工作内容的检评。不合格的工作人员（所有乙方工作组成员），将进行调整。

Party A and Party B shall review and assess sales team, planners and sales chief from Party B in term of agent service of sales, planning, clients entertainment, clients satisfaction,

on-site management, replacing the staff not qualified (in the scope of all staff from Party B)

5.4 乙方需每周向甲方提交现场客户登记情况和销售情况的分析简报。

Party B shall deliver to Party A analysis report of on-site clients registration and sales results every week .

5.5 乙方需于每月下旬向甲方提交月度销售、客户情况、竞争对手、市场情况的总结，以及下月度销售计划建议。

Party B shall deliver to Party A late every month a summary of monthly sales, clients conditions, competitors, market conditions and sales forecast for the next month.

第六条 签字执行原则 execution principle for signing

所有关于销售策略、销售组织、销售资料、销售价格、对外宣传口径等工作都需要甲方签字或邮件确认，乙方才能组织实施，甲乙双方分别派专人负责存档。为保证销售进度，甲方须及时配合乙方的各项工作顺利进行，如因甲方确认的及时性影响乙方正常的销售工作进度，所产生的后果由甲方自行承担。确认流程可为纸质签字文档、网络邮件签批和业务审批系统签批；

All work relating to sales tactics, sales organization, sales materials, sales price and propaganda orientation shall be signed by PartyA or email confirmation before Party B implement them and dedicated men from both parties are in charge of the files. To assure sales schedule, Party A shall cooperate with PartyB to carry out the work smoothly, in case that Party B’s normal schedule is affected by PartyA’s timeliness , Party A shall undertake the responsibility. Procedures could be confirmed by signing paperwork, on-line email and through business approval system;

第七条 甲方责任及权利 Party A’s rights and responsibilities

7.1 甲方负责保证该项目的开发、建设和销售的合法性，申办有关销售之法律规定批文和手续，并以法律或法规认可之程序进行销售；

Party A is in charge of assuring legality of development, construction and sales and applying for legal approval and formalities of sales subject to which sales could be proceeded.

7.2 甲方负责该项目宣传推广过程中有关成本费用；

Party A is in charge of relevant cost and expenditure for propaganda and promotion.

7.3 甲方应及时提供销售所需的销售许可证、各类法律文件、《天津市商品房买卖合同》及其附件等资料，并应确保所提供资料的真实性、合法性、准确性和完整性；

Party A shall provide in time sales permit, a variety of legal documents, “Tianjin commercial property sales contract” and its appendix and assure the authenticity, legality, accuracy and integrity of the aforementioned materials.

7.4 甲方有权及时对乙方所提交的策划思路、策略、建议、报告分析等工作文件、策划案、报告提出修改意见或建议，并监督乙方执行情况。

Party A is entitled to propose opinion and advice to rectify work documents, planning proposal and report of the plan, tactics, suggestion and report analysis and monitor PartyB’s execution.

7.5 甲方拥有变更项目市场策划、销售策略等涉及项目所有决议的权利。如甲方对所提供的资料或双方确定的有关项目的所有策略和执行办法有变动，应及时以书面或邮件形式通知乙方，乙方应按照甲方通知要求限期调整，如因乙方调整不及时或不符合甲方要求，由此给甲方造成不利影响或损失的，乙方应对甲方承担赔偿责任。

Party A is entitled to change all project resolutions of marketing plan, sales tactics etc. in case of any change to materials or all tactics and execution manner agreed by both parties, Party A shall notify Party B in time in writing or email, Party B shall adjust according to deadline in PartyA’s notification, if adverse impact or loss have been caused to PartyA due to untimely adjustment or incompliance with Party A’s requirements, Party B shall take the liability of indemnity.

7.6 甲方应按本合同规定支付乙方代理费用。若双方对更改代理费用条款或推迟付款的条款，协商达成一致意见后，代理费用则相应更改，付款时间则相应顺延。

Party A shall pay Party B for agent service fee as agreed in the contract. If two parties reach into consensus on change to clauses of agent service fee or delay of payment, agent service fee shall be changed and payment deadline shall be delayed accordingly.

7.7 甲方可与乙方共同对其市场策划和销售代理专项服务小组工作人员的服务态度、专业质素和执行情况提出意见。并对于乙方人员出现的违规承诺问题有处罚权。如乙方专项工作小组中的主要工作人员需发生调动，应提前一个月通知甲方，工作和文件交接经甲方认可后方可进行调动。

Party A and Party B shall jointly advice on service attitude, professional quality and execution condition for staff in dedicated service of market plan and sales, and retain the rights to punish Party B ‘s staff against their irregularity. If main staff from Party B’s dedicated service is required to transfer, relevant notification shall be given to Party A one month in advance, work and documents shall be taken over after Party A’s confirmation.

7.8 甲方保留对所销售房屋进行优惠的权利，若客户通过甲方渠道获取折扣成交，则按最终实际成交价格计算乙方业绩，并支付相应的代理费。

Party A retains rights to offer concession to sales, if clients strike a deal with discounts from PartyA's channel, then price of actual deal shall be based on in calculation of PartyB's results and disbursement of agent service fee.

7.9 为保证销售的顺利进行，在出现下列事项时，甲方须及时给予书面形式的关于对接程序及处理时间的答复：

To assure sales smooth proceeding, in case of any of the following circumstances, Party A shall immediately give reply in writing on interface procedure and deadline to deal with it:

- 《天津市商品房买卖合同》及《车位使用权转让合同》等条款的变更；
- Change to clauses in "Tianjin commercial property sales contract" and "parking lot assignment contract"
- 工程设计及装修标准变更；
- Change to Engineering design and decoration standard
- 销售价格、付款方式及折扣率变更；
- Change to Sales price, term of payment and discount rate
- 客户退房、退订、更名、调房、延期付款申请的受理；
- Application process for Clients check out, withdrawal, name change, house adjustment, payment delay;
- 物业管理公司等相关单位的变更。
- Change to relevant organizations e.g. property administration company etc.

7.10 甲方应为乙方销售人员开设办公区，以确保工作的顺利开展；

Party A shall set up office zone for Party B's salesmen to assure smooth progress;

第八条 乙方责任及权利 PartyB's rights and responsibility

8.1 乙方保证积极配合甲方项目市场策划、销售工作，按照有关法律规定和本合同约定为甲方提供代理服务，对甲方所委托事项按时、保质、准确完成；

Party B shall cooperate proactively with PartyA in marketing plan, sales work and provide agent service for Party A according to relevant regulation and the contracting agreements, assuring timeliness, quality and accuracy of issues entrusted by Party A;

8.2 乙方所有策划方案、相关建议文案、市场调查、信息资料分析报告等以书面形式向甲方汇报；

Report in writing to Party A all Party B's proposals and plans, relevant advice, market survey,

information analysis report etc.

8.3 乙方必须根据甲方制定的售价表及付款方式、销售折扣进行销售；

Party B shall sell houses as required by price list, term of payment and discount formulated by PartyA;

8.4 乙方应按照甲方同意之决定严格执行。如乙方对有关项目市场策划、销售各方面的策略和执行决定有异议，乙方应及时以书面形式提出；如甲方坚持原决定不变，应以甲方之决定为标准执行；

Party B shall make strict execution according to agreed decision by PartyA. If Party B has dissents on tactics and execution decision of marketing plan and sales, Party B shall point it out timely in writing; if Party A insists the original decision, Party A' s decision shall be taken as standard of execution .

8.5 乙方在销售过程中，应根据甲方提供的《销售手册》、《销售说辞》、项目的特性和状况向客户作如实介绍，不得做夸大、隐瞒、虚假陈述或未经甲方事前同意的承诺，否则，乙方承担全部相应责任，赔偿由此给甲方及购房人造成的全部损失；

Party B shall follow "sales brochure", "sales orientation" project features and conditions in presenting honestly to clients, no exaggeration, deceit, false statement and commitment without PartyA' s approval, or Party B shall take all responsibilities to indemnify all loss incurred to Party A and house purchaser;

8.6 乙方在销售过程中，除正常收取房款、代理税费外，不得向客户收取任何额外购房费用；

8.7 Party B is not allowed to charge clients any extra house expenditure other than house funds and agent tax.

8.8 乙方不得进行炒房、倒房、卖号等行为，一旦发现，甲方有权取消其代理资格；

Party B is not allowed to house speculation, resale and odd resale, upon discovery, Party Ais entitled to cancel its agent title;

8.9 乙方任何人员不允许以任何名义将客户款项收至个人账户或甲方指定账户之外的任何其它账户。一经发现，视同贪污舞弊行为并将移交司法机关处理。

Anyone from Party B is not allowed to debit the clients funds into personal account or any other account beyond accounts designated by Party A in any name, which upon discovery shall be viewed as jobbery and transferred to judicial authority.

8.10 乙方负责《预定协议》、《天津市商品房买卖合同》的盖章、复核收款通知单、款项收取、与财务部相关帐务票据的交接；

Party B is in charge of stamping of "reservation agreement", "Tianjin commercial property

sales contract" and verifying debit note, account collection, interface of relevant voucher with finance department;

8.11 乙方应按照双方协商确认之《销售案场管理制度》、《答客问》、《阶段性销售说辞》销售策略、促销、折扣办法等执行有关现场接待、销售认购以及对销售卖场、示范区、示范单位进行日常管理和维护等工作。非经甲方同意，乙方不得擅自更改执行任何有关规定或决议，否则，乙方应承担由此给甲方及第三方造成的全部损失。

Party B shall execute on-site entertainment, sales subscribe, as well as daily management and maintenance of sales site, pilot zone and pilot organization according to sales tactics, promotion and discount method in "sales site management institution" "reply to clients" "sales phased orientation". Without PartyA's approval, PartyB is not allowed to arbitrarily change any regulation or resolution, or Party B shall make up all loss incurred to Party A and any third party.

8.12 乙方需确保按照有关法律、法规的规定，进行现场接待和销售工作。在销售过程中不得存有虚假陈述、欺瞒、抬价、擅自收佣等不法销售行为，否则，乙方应承担由此给甲方造成的全部损失。

Party B shall conduct on-site entertainment and sales according to relevant laws and regulations, not allowing sham, deceit, overstated price, arbitrary charge of commission etc., or PartyB shall make up all loss incurred to Party A.

8.13 乙方有权按本合同约定收取代理费；

Party B is entitled to charge agent service fee as agreed in the contract;

8.14 乙方在取得甲方同意的前提下可以在该项目的宣传资料上按甲方要求印上乙方策划销售代理的字样及乙方的标识。

With PartyA's approval, Party B could print the characters of PartyB plan, sales agent and its logo on the propaganda materials as required by party.

8.15 乙方应对每一个专项销售人员进行全面售前培训，保证每一名销售人员具有满足本项目销售要求的专业素质和职业操守，所有销售人员须经甲方考核合格后方可上岗。如有销售人员不合格或不称职，在销售过程中，给甲方造成不利影响及损失的，由乙方承担全部责任。

Party B shall train every salesman in comprehensive way to assure them of professional quality and professional integrity required by the project. All salesmen shall be on board after qualified examination by Party A. if there are disqualified or incompetent salesmen, Party B shall take all responsibilities due to adverse effect and loss incurred to PartyA in sales.

8.16 乙方工作人员在对外接待有关客户时，应明示其代理身份和代理职责范畴，不得以任何（包括但

不限于沉默等）方式误导他人或令他人产生误解。因乙方超越代理权限或致使他方误认所产生的法律后果由乙方承担。

While entertaining clients, Party B shall introduce its identity of agent and scope of responsibility to avert misleading others or misunderstanding in whatever means (including but not limited to silence etc.). Party A shall take the liability incurred from PartyB' s outreach of agent authority or making others misunderstood.

8.17 乙方需制定"销售风险控制"专项措施，在经甲方确认后，必须严格遵照实施。

Party B shall formulate and strictly observe dedicated measures "sales risk control" after Party A recognizes it.

8.18 在销售过程中如遇意外或紧急情况，除非双方已协商分明，否则乙方有关工作人员应先听从甲方的有关安排和指挥，不得擅自主张，否则甲方有权不予追认。

In case of accidents or emergency in the sales, unless agreed by two parties, Party A 's relevant staff shall follow PartyA' s arrangement and instruction and is not allowed to make decision arbitrarily or Party A is entitled to reject the responsibility.

8.19 乙方自行负担其根据本合同约定履行相应义务导致的一切开支和责任。

Party B shall by itself undertake all expenditures and responsibility resulting from corresponding obligations as contracted.

8.20 未经甲方书面同意，乙方不得办理买受人销售折扣、更名、调房、延期付款、退房等变更手续；

8.21 Without PartyA' s written agreement, PartyB is not allowed to process formalities for sales discount, name change, house adjustment, delay in payment and check out by purchasers etc.

8.20 本合同签定时，乙方须向甲方提供满足本合同要求的本项目销售团队人员名单及本项目销售对接流程作为本合同附件，如逾期提供甲方有权解除合同，由此导致的损失由乙方承担。

Upon signing the contract, Party B must provide to Party A name list for sales team and sales interface procedure as contract appendix, in case of delivery beyond the deadline, Party A is entitled to rescind the contract and Party B shall make up the loss as a result.

8.22 本合同项下所有《天津市商品房买卖合同》、《楼宇预定协议》等契约性文件的全部原件均须于手续完备后按照甲方要求进行存档。

All original copy of contractual documents e.g. "Tianjin commercial property sales contract", "building reservation agreement" must be filed as required by Party A after formalities have handled.

第九条 甲方需保证的销售及开盘条件 sales and bid opening condition guaranteed by Party A

9.1 甲方根据销售均价和本项目设计、装修标准等情况，并根据项目的市场销售情况及时制作销售价格表，经审批后执行；

Party A shall formulate price list according to average price, project design and decoration standard and sales conditions.

9.2 乙方应发挥专业特长和销售管理的优势，保证甲方获得最大效益。

Party B shall fulfill its specialty and advantage of sales management to assure PartyA of the maximum benefit.

9.3 本项目正式开盘可售应具备下述条件：

The project shall be conditional upon the following for bid opening;

9.3.1 于本期物业正式销售前取得当期《天津市商品房预售许可证》。

To acquire "Tianjin commercial property pre-sales permit for the period prior to the formal sales of property."

9.3.2 于本期物业正式销售前完成现场包装、接待中心的装修及布置。

To finish on-site packaging and decoration and layout of reception center prior to formal sales.

9.3.3 于正式销售前，甲方完成与按揭银行签约工作。

Party A shall finish signing work with mortgage bank prior to sales.

9.3.4 营销策划方案、推广计划如期执行。

To execute marketing planning proposal and promotion plan as scheduled.

9.3.5 甲方保证本项目在销售过程中所售部分无任何抵押。

Party A shall assure the sold property is free of any mortgage in the sales.

第十条 销售代理服务费用 sales agent service fee

乙方依照合同规定履行服务内容，甲方须就乙方提供的服务以佣金形式支付代理费用（以下简称代理费），相关条款如下：

PartyB shall perform the service as contracted and Party A shall pay for the agent service fee in the form of commission in respect of de service delivered by Party B (hereafter referred as agent service fee), relevant clauses are as follows:

10.1 销售代理费标准：

Sales agent service fee standard:

10.1.2 销售代理费用计提方法：

Sales agent service fee calculation:

10.1.2.1 **住宅基本费率+住宅考核佣金费率+装修包佣金费率+车位佣金费率：**

Residence base rate + residence examination commission rate + decoration commission rare + parking lot commission rate

住宅基本费率为住宅销售额的 （含税）；**住宅考核佣金费率**根据万科制定的月度方案的考核结果确定，合同期内住宅考核佣金费率在 上下浮动（不含税，含税费率为 ）。

后期若涉及商业销售，**商业基本费率**另行约定。

Residence base rate refers to of residence sales volume (including tax);residence reviewed commission rate depends on examination result for the monthly proposal formulated by Wanke, fluctuating around within term of contract (excluding tax, pre-tax rate is). In later period, if commercial sales are mentioned, commercial base rate shall be determined in alternate.

类别 type	**佣金费率 commission rate**	**提佣基数 base**	**点位（含税） point (including tax)**
基础佣金费率 commission base rate	住宅基本费率 residence base rate	住宅销售额 residence sales volume	
项目团队佣金费率 Project team commission rate	住宅考核佣金费率 residence examination rate	住宅销售额 residence sales volume	
	装修包佣金费率 decoration commission rate	装修包销售额 decoration sales volume	
	车位佣金费率 parking lot commission rate	车位销售额 parking lot sale volume	

10.1.3 **普通客户购房情况的代理费结算方式：**

Settlement method for Agent service fee in the condition of ordinary house purchaser:

住宅基本费率+住宅考核佣金费率：以住宅基本费率 结算，并由甲方按照本合同约定的支付方式向乙方支付。住宅**考核佣金费率根据万科制定的月度方案的考核结果确定，合同期内住宅考核佣金费率在 上下浮动（不含税，含税费率为 ）。**

Residence base rate + residence examination rate: based on residence base rate and paid by PartyA to Party B in term of payment as contracted; residence examination commission rate to be determined upon examination result of monthly proposal formulated by Wanke, fluctuating around within term of contract (excluding tax, pre-tax rate is).

10.1.4 **特殊客户购房情况的代理费结算方式：settlement method for agent service fee in the condition of special house purchasers**

①特殊客户的界定：包括甲方全资或合资公司的员工及其家属、团购客户、甲方指定房源和客户、工程款抵房款成交客户、渠道方推介成交的客户。朗逸花园地块特殊客户购买房源的

比例不超过该地块房源总量的 10%。

Definition of special clients: employees and families of wholly owned company or joint venture by Party A, group purchasers, house source and clients designated by Party A, clients with house funds off set with engineering funds, clients recommended by distributors. Special house purchasing clients in the Langyi garden plot not exceeding 10% of Aggregate house source in the same lot

②甲方全资或合资公司的员工及其家属、团购客户、甲方指定房源和客户、工程款抵房款成交的房屋，甲方向乙方支付服务费 2000 元/套，并体现在考核佣金中，由甲方按照本合同约定的支付方式向乙方支付。此部分房屋销售涉及的装修包佣金及车位佣金额外核算，佣金费率与普通房源一致。

In case of employees and families of wholly owned company or joint venture by Party A, group purchasers, house source and clients designated by Party A, clients with house funds off set with engineering funds, Party A shall pay Party B service fee RMB 2000 yuan /set, indicated in examination commission and paid by Party A to Party B in terms of payment as contracted. Decoration commission and parking lot commission for this section of houses shall be calculated in alternate, commission rate is same as that for ordinary source of houses .

类别 type	佣金费率 commission rate	提佣基数 base	点位（含税） point(including tax)
基础服务费 base service fee	-	2000 元/套	
项目团队佣金费率 project team commission rate	装修包佣金费率 decoration commission rate	装修包销售额 decoration sales volume	
	车位佣金费率 parking lot commission rate	车位销售额 parking lot sales volume	

③所有渠道带访认购并签约的房源，凡经过甲方与渠道方确认的，对应房间的代理费结算费率均需在应结算费率基础上减 0.1%（例如，如当期资源结算费率为 0.5%，其中涉及渠道带访成交房源的费率调整为 0.4%）。乙方须每日对来访客户的认知途径进行梳理，了解每个客户的真实到访渠道，并于每周提交一次回访明细，每月提交一次付款审核明细。

Of all sources of houses recommended and subscribed by distributors, as to those confirmed by Party A and distributors, 0.1% shall be deducted on the basis of the very settlement rate for concerned rooms (e.g. l if settlement rate from the resource

for the period is 0.5%, settlement rate for transactions recommended by distributors shall be 0.4%).Party B shall streamline the information channel for the visiting clients every day to learn about the actual channel for each client and deliver a call back list every week and payment approval list every month.

④特殊客户的认定权归甲方所有。Recognition rights of special clients belong to Party A.

10.1.5 由于政策影响或其它原因项目开发未按期进展，导致延期开盘或销售期滞后，甲方进行销售计划调整，则乙方的考核标准按甲方的销售计划进行相应调整。

In the event that bid opening is delayed or sales is put off because of policy effect or other factors, Party B's examination standard shall be adjusted according to sales forecast having been adjusted by Party A.

10.1.6 进行代理费用结算时，甲乙双方须对上述特殊客户成交情况进行梳理，甲乙双方项目负责人予以确认。

In calculating agent service fee, Party And Party B shall streamline the transaction conditions for the above special clients which are to be confirmed by both parties' chief.

10.1.7 由于乙方工作失误、错漏，甲方有权按照日常管理制度约定出具罚单，罚款数额单次在 100-1000 元之间，罚款金额在次月代理费结算中体现。管理制度应以平台综合组规定为基础，结合项目实际制定，并在每月或每季度初双方项目负责人协商并签字确认。

Because of PartyB's error or omissions, Party A is entitled to release fine according to conventional regulations, each fine amounting to RMB 100-1000 yuan, indicated in monthly settlement of agent service fee , negotiated to sign and confirm by both parties chief at the beginning of every month and every quarter.

10.2 销售代理费的结算范围 scope for settlement of sales agent service fee

10.2.1 当月体现全部房款到达甲方帐户的已销售未结算销售代理费的依据本合同约定和在月度销售方案中确定的纳入业绩计算范围的物业。

To have property with total funds for sold houses received in Party A's account but not yet settled in terms of sales agent service fee, which is determined to be incorporated into calculation scope according to the contract agreement and monthly sales proposal.

10.2.2 代理期限届满时，如乙方已代理甲方与客户签署《楼宇预定协议》，同时客户已交认购定金，但尚未签署《天津市商品房买卖合同》，则乙方须在代理期届满后 30 日内代理甲方与客户签署《天津市商品房销售合同》，完成客户资料收集、回款，以及办理商品房销售备案和协助客户办理完毕按揭贷款手续等工作。乙方将上述工作完成后，需向甲方详列结算帐目，详列甲方需支付的代理费。在乙方提交详细结算账目并经双方签字确认后，于最近一次甲方集中付款日向乙方支付代理费。

Upon expiration of term of agency, in case Party B is authorized by Party A to sign "building reservation agreement" with clients and that at the same time clients have paid subscribe deposit but they have not signed "Tianjin commercial property sales contract ", then Party B within 30days after the expiration shall be authorized by Party A to sign "Tianjin commercial property sales contract" with clients to finish clients material recollection and money return, have sale filing for commercial property and assist clients to go through mortgage procedures. Party A after finishing all the aforementioned work shall provide a list with the items to be settled and agent service fee to be paid by PartyA. Having been provided with detailed lists which are subsequently signed and confirmed, Party A shall pay Party B for agent service fee on the latest payday

10.2.3 由于甲方以外的原因导致客户要求解除《天津市商品房买卖合同》的，经甲乙双方签字确认后乙方办理全部退房手续(包括但不限于注销备案登记)，乙方须将所收代理费退还甲方或甲方于结算下一批代理费时将该笔代理费扣除。

If due to factors having nothing to do with Party A, clients require to rescind "Tianjin commercial property sales contract", then after two parties signature and confirmation, Party B shall process the check-out procedures (including but not limited to cancellation of registration), and refund the agent service fee to Party A or Party A have the very service fee deducted from the service fee for the next month.

10.2.4 考核佣金（专项用于向销售团队成员发放）。甲方根据月度销售任务，每月制定专项销售（包含销售员、策划团队、后台团队）考核佣金机制，该考核佣金由甲方审核后，乙方根据甲方提供的金额开具增值税专用发票（甲方承担税金），通过甲方审批后予以付款，乙方在收到甲方付款十日内按照甲方提供的明细向销售团队全体成员支付该考核佣金，甲方不定期进行检查，该考核佣金专项用于向销售团队成员发放，乙方不得以任何方式克扣或截留，应及时足额按照甲方提供的明细向销售团队成员支付。若甲方发现乙方存在不及时足额发放的情形，则甲方有权双倍扣罚应付乙方的代理费。

Examination commission (dedicated to release to sales team). Party A shall formulate sales examination commission mechanism (including salesmen, planning team and backstage team) every month, the examination commission after being approved by Party A shall provide the number for VAT invoice to be issued by Party B (tax to Party A' s charge) who shall pay the money after Party A 's approval. Party B shall disburse the very examination commission to every member in sales team based on the list delivered by Party A within 10 days after receipt of payment from Party A. Party A shall regularly examine that the examination commission is dedicated to sales team so that Party B is not allowed to reduce or cut it off; Party B shall make the sufficient and

timely release of the commission to the sales team, if Party A discovers any case of insufficient or untimely release, Party A is entitled to deduct agent service fee in doubling amount.

10.3 代理费支付 disbursement of agent service fee

10.3.1 代理费支付以甲乙双方邮件确认的金额支付，乙方需将合法增值税专用发票与结算单同时提供给甲方，甲方在甲乙双方确认签字后于甲方集中付款日支付给乙方。

Agent service fee shall be released in amount confirmed by both parties; PartyB shall deliver legitimate VAT invoice and settlement slip to Party A for two parties' signature and confirmation before Party A 's pays Party B at the latest payday.

10.3.2 其他费用：甲方向乙方支付的代理费已包含了乙方履行本合同约定服务内容所需的全部费用，相关税费由乙方自行承担。

Other cost: agent service fee for Party B paid by Party A includes all costs required in service performance as contracted, relevant tax shall be borne by PartyB.

10.5 甲方对乙方的考核 performance check on Party B by Party A

10.5.1 销售风险考核 check in term of sales risk

A. 销售承诺 sales commitment

销售代理公司在本合同期内的销售过程中，因不当承诺导致发生重大客户投诉、行政处罚等给甲方造成损失的风险，甲方片区负责人或项目负责人可视情节严重性给予扣除相应的代理费。因销售态度、销售服务质量、销售承诺、销售专业度、销售动作本身等导致的客户常规投诉，代理费每单扣减 500 元；导致群诉的，项目当月整体代理费扣减 2000 元-10000 元。

In case of risks leading to loss to Party A incurred from material client complaint or administrative punishment due to sales agent company's improper commitment in the sales, PartyA's regional chief or project chief shall deduct corresponding agent service fee given the seriousness of the nature. Client conventional complaint resulting from sales attitude, quality of sales service, sales commitment, sales professionalism, sales act etc., 500yuan shall be deducted from agent service fee for each deal; in case of group complaints, 2000-10000 yuan shall be deducted from total service fee for the month.

甲方在每月支付当月代理费时将扣出乙方销售代理费的 5%作为销售风险保证金，自房屋交付三个月后进行结算，结算时，若发生因销售承诺、销售服务缺陷导致的客户投诉、行政处罚或给甲方造成损失等情况时，甲方有权扣除保证金，发生一次扣除该批房源相应保证金总额的 10%，发生两次扣除 20%，发生三次扣除 50%，发生三次以上全部扣除；如合同期满，仍按前述执行。

Party A may deduct 5% of PartyB's agent service fee to be paid for the month as sales risk bond to be settled after three months upon house delivery, in case of loss caused by clients complaint or administrative punishment resulting from sales commitment, sales service deficiency, Party A is entitled to deduct the bond; deduction of 10% of the bond in case of occurrence of the aforementioned breach once, 20% in case of occurrence of aforementioned breach twice,

deduction of 50% in case of aforementioned breach three times, deduction of all of the bond in case of aforementioned breach above three times; the regulations hereof shall survive the contract expiration.

B. 客户满意度 clients satisfaction

从 2018 年 1 月 1 日开始甲方对乙方执行客户满意度的季度考核和年度考核。

From 1st jan. 2018 on, Party A shall start the quarterly and yearly examination on Party B in term of clients satisfaction.

a) **季度考核**：甲方客服部门每月对项目进行销售服务满意度调查通报，如连续一个季度得分低于 89 分的，将扣除代理费 5000 元，同时乙方向甲方提交客户满意度提升方案；

Quarterly examination: Party A shall carry out survey on clients satisfaction on sales service and disclose it, in case of rating below 89 points consecutively over one quarter, 5000 yuan of agent service fee shall be deducted at the same time Party B shall deliver to Party A an improvement proposal;

b) **年度考核**：甲方集团每年度的客户满意度调查，销售服务满意度低于 89 分，扣除代理费 1000 元；售后服务满意度低于 80 分，扣除代理费 10000 元，并提交客户满意度提升方案；

Yearly examination: as to party's group's yearly client satisfaction survey, in case of rating below 89 points, 1000 yuan of agent service fee shall be deducted; in case of rating below 80 points, 10000 yuan of agent service fee shall be deducted, subsequent improvement proposal shall be required;

10.5.2 回款周期考核 examination in term of cycling of return money

A. 甲方结合市场情况和要求设定回款周期的考核，并知会乙方；

Party A shall work out examination in term of cycling of return money and notify Party B;

10.5.3 品控考核 examination in term of quality control

为保证销售案场、示范区、样板间环境整洁，甲方每月对乙方销售案场进行检查及评分，甲方依据考核结果有权扣除乙方代理费，扣款金额在 5000-20000 元/月以内，扣款具体金额依据阶段性管控目标在月度方案中予以明确；

To assure a clean sales site, pilot zone, and sample room, Party A shall inspect and rate PartyB's relating sites and is entitled to deduct PartyB's agent service fee based on inspection results, amounting from 5000-20000yuan, the exact amount shall be indicated in monthly proposal on phased control targets;

10.5.4 翼系统考核 examination in term of pinion system

翼销售系统实行月度考核，考核评分采用百分制，不同成绩对应相应扣款。

Monthly examination is conducted on sales pinion system with rating in 100-point system under which different rating score corresponds to different deduction of money.

系统名称 system name	业务类别 business type	业务标准 business standard	考核办法 examination method
主数据 master data	维护预测房间信息和面积信息维护 Maintenance of Info. for surveyed room and area info. maintenance	取得预测面积测量报告一周内；within one week upon acquisition of report for survey area; 如遇月末获取，应于当月完成，不得跨月；In case of failure at the end of the month, it shall be finished within the month without any delay	1、未按照指定时间完成录入的，扣 5 分；Failure to input on time, Deducting 5 points 2、审核过程中发现信息有误的，每错 1 处扣 1 分，上限 10 分；info error, deducting 1 point for every error not ceiling 10 points
	维护实测面积信息 Maintenance of Info. for actual area	取得实测面积测量报告一周内；Within one week after acquisition of survey report for actual area	1、未按照指定时间完成录入的，扣 5 分；Failure to input on time deducting 5 points 2、审核过程中发现信息有误的，每错 1 处扣 1 分，上限 10 分；info error, deducting 1 point for every error not ceiling 10 points
翼系统 pinion sysytem	维护项目基本信息 maintenance of project basic info.	新上市资源需要在上报价格/折扣审批前完成维护 New market resource to be maintained before reporting price and discount approval	1、未按照指定时间完成录入的，扣 5 分；Failure to input on time deducting 5 points 2、审核过程中发现信息有误的，每错 1 处扣 1 分，上限 10 分；info error, deducting 1 point for every error not ceiling 10 points
	预估价格审批 price forecast approval	完成预测面积发布后 24 小时内完成预估价格执行 Finish price forecast within 24 hours after issuance of surveyed area	未按照指定时间完成的，扣 5 分；Failure to finish on time, deducting 5 points
	面积审批 area approval	最迟于项目开盘前 1 日 one day ahead of bid opening	未按照指定时间完成的，扣 5 分；Failure to finish on time, deducting 5 points
	新上市资源折扣审批 discount approval	最迟于项目开盘前 1 日 One day ahead of project bid opening	未按照指定时间完成的，扣 5 分；Failure to finish on time,

	for new market resource		deducting 5 points
	收款 debit money	所有收款业务均应在业务发生当日完成录入 Input of all debit business for the day	1、 未当日录入的，扣 5 分； Failure to input in the day, deducting 5 points 2、信息录入错误的，每错 1 次扣 1 分，上限 10 分； Input error , deducting 1 point every one error ceiling 10 points
	退款 refund	正确录入退款人退款账号、银行等信息，确保信息准确； Input correctly refunds account, bank info. etc. 及时传递纸质退款资料，保证及时退款 timely transmission of refund paper material, make sure refund timeliness	1、退款信息录入错误的，扣 2 分； input error for refund info, deducting 2 points; 2、因未及时传递纸质退款资料延迟退款的，扣 2 分； Refund delay due to untimely transmission of refund paper materials, deducting 2 points
销售家 sales fammily	客户接待信息录入 Input of client entertainment info.	客户来电、来访信息应于业务发生当日完成录入； Input clients call and visit for the day; 如客户成交，应在销售家中完善客户身份证号码、通讯地址（可接收寄送函件），核对通讯电话； Input clients ID .,ADD., TEL, for successful transaction	1、 未按时录入信息，每发生 1 次扣 2 分； Failure to input on time, deducting 2 points every occurrence 2、客户接待中客户通讯电话错误的，每发生一次扣 2 分； Wrong tel no for clients , deducting 2 points every occurrence 3、成交客户身份证号码、通讯地址、身份证号码错误的，每错误 1 个字段信息，扣 2 分； Wrong ID NO, ADD, for clients, deducting 2 points for every occurrence;

得分 score	**扣款金额 deducted amount**
90 分及以上 over 90 points (inclusive)	0
85 分（含）至 90 分（不含） From 85 points(inclusive) to 90 points(exclusive)	3000 元 yuan
80 分（含）至 85 分（不含）	5000 元 yuan

80 points (inclusive) to 85 points (exclusive)	
80分以下 below 80 points	10000元 yuan

10.5.5 财务业务考核 examination in term of finance business

A.收款业务考核。甲方财务管理部每月对代理公司收款系列业务进行考核，如考核得分低于95分（含95分）高于90分，则扣除代理费5000元，得分低于90分（含90分），则扣除代理费10000元,于当月结算代理费时扣除。得分低于90分，在扣除代理费10000元基础上，每低1分则加扣1000元。若达标，则无需交纳罚金。考核评分标准见下表。

Examination in term of Funds Debit. Party A's finance management department conducts examination on agent company in term of funds debit business, if rating score below 95 points (inclusive) while over 90 points, then a deduction of 5000 yuan of agent service fee, if rating score below 90 point (inclusive), then a deduction of 10000 yuan of agent service fee, all deducted from the agent service fee for the month. In case of a score below 90 points, other than the 10000 yuan deduction of agent service fee, additional 1000 yuan shall be deducted for every 1 point lower ; in case all indicators are attained, then no fine. Examination Rating standard are as follows:

模块 model	子模块 sub-model	扣分标准（按此计分）point deduction standard (marking as per this category)
现场收款 on-site funds debit	收款准备 debit preparation	缴款通知单未经内务复核，每次扣1分。（若内务同时承担收款职责，需另安排一人进行） Payment note not verified by logistics personnel, deducting 1 point every occurrence (in case logistics personnel take the role of funds debit, then another person shall be added to take care)
	款项收取 debiting	1、以非财务允许方式收取客户款项，扣10分 Charge clients funds in means unallowable, deducting 10 points
		2、在未取得《支票使用授权书》情况下收取客户支票，扣2分 Collecting clients check without acquiring "power of attorney for check use ", deducting 2 points
		3、收取支票或电汇时未向客户出具一式三联的《票据收取回单》，扣1分 Not presenting "voucher collection slip" in triplicate to clients upon collection of check or telegraphic transfer, deducting 1 point
		4、收取的支票不在有效期内，支票填写不完整，扣2分 The collected check's validity is overdue or incompleteness of filling out of the check, deducting 2 points
		5、收取支票后未两个工作日内交至财务出纳处或交到财务部时已过期，扣2分 Within Two days after collection of check, not delivering to the cashier or already overdue upon delivery, deducting 2 points
		6、款项收取与《收款通知单》金额不一致，扣5分 Inconsistency between debit amount and amount in the "debit

		note". Deducting 5 points
		7、第三人代付款未要求刷卡人签署《第三人代付款声明》，每次扣 2 分 Not requesting the card sweeper to sign "statement to authorize payment by the third person" in case of authorized payment by third person, deducting 2 points every occurrence
		8、因事先未与客户进行沟通，导致出现应交未交问题，每次扣 2 分 Due to failure to communicate with clients in advance, problem of legitimate payment not yet paid, deducting 2 points every occurrence
		9、未取得销售负责人、财务片区同意，将客户款项收取至非监管账户，每次扣 5 分 Debit clients funds to non-regulatory account without approval from sales chief and finance department, deducting 5 points every occurrence
	开具发票/收据 invoice issuance/receipt	1、发票金额与 POS、支票金额或电汇金额不一致，扣 5 分 Inconsistency of invoice amount, POS amount, check amount or Telegraphic transfer amount, deducting 5 points
		2、非按揭款票据，未提示客户在票据首页空白处签收，扣 2 分 Failure to remind clients to sign in the lank field on the first page of vouchers for non-mortgage funds, deducting 2 points
		3、按揭款发票未提示客户在领件簿上签字确认，扣 2 分 Failure to remind clients to sing on the reclaim book for invoice of mortgage funds, deducting 2 points
	换票 exchange	1、缴回的原票据与新开具票据金额不一致，扣 10 分 Returned original voucher's amount inconsistent with new voucher's amount, deducting 10 points
		2、更名、换房等特殊业务换票时，没有附特殊审批邮件，扣 1 分 No attached email with special approval upon Note exchange for special business e.g. Name change, house exchange etc.
	意向金台账 standing book for money of intention	未按要求填写意向金台账，扣 5 分 Not filling out standing book for money of intention as required, deducting 5 points
款项核对 funds item verification	日清日结 daily clearing daily settlement	1、当日收款完毕，现场收款员未做 POS 机批结，扣 5 分 After debit for the day, cashier not performing POS load to load, deducting 5 points
		2、POS 批结、客户签名的 POS 小票、当日开具发票/收据三者金额不一致，扣 5 分 Inconsistency among amounts in POS load to load, POS slip signed by clients, invoice/ receipt for the day
		3、丢失客户签名 POS 小票，扣 10 分 Loss of POS slip signed by clients, deducting 10 points
	款项复核 funds item verification	1、内务不进行每日核对或填写每日核对表，扣 2 分 Logistics personnel not performing daily check or filling out daily verification table, deducting 2 points

		2、存在未收款而开具收据/回执的情况，扣 10 分 Issuing advice / receipt for no payment, deducting 10 points
	发送《收款日报》 sending “debit daily”	1、未按要求时间发送《收款日报》，每次扣 2 分 Not sending “debit daily” as scheduled, deducting 2 points every occurrence
		2、《收款日报》与翼系统回款流水明细不一致，每次扣 2 分 Inconsistency between “debit daily” and return money break down in pinion system, deducting 2 points every occurrence
票据管理 voucher management	票据保管 voucher maintenance	1、销售现场没有配备专门的票据保管场所，扣 10 分 Mo dedicated voucher maintenance premise on sales site, deducting 10 points
		2、发票/收据交回时缺票、装订混乱，每张扣 2 分 Upon surrender of invoice/receipt, page missing and messy binding, deducting 2 points for every missing page
		3、票据使用跳号、无正常原因作废、作废后未加盖作废章、作废未注明作废原因，每项/次扣 2 分 Disorder of numbering for voucher, cancellation without normal reason, no stamp for the void, no indication of reason for cancellation, deducting 2 points for every item
		4、丢失票据，每张扣 5 分 Missing voucher, deducting 5 points for every page
	票据传递 voucher transmission	1、未按财务要求转交票据，每次扣 3 分（要求：每次交单前，销售现场各家代理公司必须先行核对，保证单据明细与批节汇总相符，然后交给财务） Not transferring voucher as required financially, deducting 3 points every occurrence (note: prior to delivery of voucher, each agent company shall verify the vouchers first on sales site to assure voucher break down in compliance with phased summary and deliver to finance personnel)
		2、月初第一个工作日未将手中单据全部转交财务，扣 10 分 Not presenting all vouchers to finance personnel on the first work day at beginning of the month, deducting 10 points
		3、集中开盘时，开盘后第一个工作日未将票据转交财务部，扣 2 分 Not presenting vouchers to finance department on the first work day after bid opening, deducting 2 points
		4、交接时，未将 POS 小票、对应的发票/收据、对应的收款通知单一一对应，扣 2 分 Upon interface, not matching POS slip, invoice/receipt, debit note, deducting 2 points
		5、未填写《票据传递清单》，扣 2 分 Not filling out “voucher transmission list” deducting 2 points
回款 return money	信息报送	1、未按要求的时间和格式报送欠款统计表，每次扣 2 分 not reporting arrears statistics as scheduled and in requisite format, deducting 2 points every time 2、报送信息不齐全或错误，每处扣 2 分

管理		Incomplete report or error, deducting 2 points
	现场管理 on-site management	1、 未取得资料齐全确认单情况下，客户缴款、签约，扣 10 分 Clients pay and sign without acquiring data integrity confirmation

10.5.6 甲方应严格管控销售案场，如发现乙方主动向客户描述留房、特殊关系折扣申请等事宜，甲方可扣除乙方该套房源销售代理费；

Party A shall control strictly sales site, in case that Party B is found to describe book house or special relation discount to clients etc., Party A shall deduct PartyB’s corresponding sales agent service fee for the very house ;

10.5.7 甲方每年度对代理公司的综合表现进行评估，考核结果作为是否继续合作的参考依据。

Party A shall assess agent’s performance every year and take the result into account as basis as to whether not to go on cooperate with Party B.

第十一条：回避原则 abstention principle

11.1 为避免不必要的误会和纠纷，合同履行期间，乙方同意遵守行业内竞争项目回避原则，尽量不接受与本合同代理项目定位相近及形成竞争关系的楼盘（已推出或即将推出市场）的任何形式合作或代理委托。如乙方确需代理与代理甲方项目可能形成竞争关系的楼盘，事先必须与甲方进行书面沟通，经甲方同意后方可进行代理。

To avert unnecessary misunderstanding and dispute, Party B agrees to observe the abstention principle of industrial competition to try not to accept cooperation or authorization for buildings near the project location or forming competition relations with each other (already on shelf or about to be on shelf). In case Party B indeed needs to be agent for buildings competitive with PartyA’s project, Party B shall communicate in writing with Party A and proceed after being approved.

11.2 如果乙方违反上述规定，甲方有权解除本合同。

In case Party B breach the above regulations, Party A is entitled to rescind the contract

第十二条：知识产权归属 proprietary of intellectual property rights

12.1 乙方或乙方代表，根据本合同代理服务内容直接或间接向甲方提出建议之所有资料或文件均应视为甲方的财产。前述资料的所有权及其所含有的知识产权归属于甲方所有，乙方占有上述资料期间不得将其用于与履行本合同无关的任何用途，并不得提供给第三人（咨询性的资料除外）。

All material or documents in the advice proposed directly or indirectly to Party A by Party

B or PartyB's representative according to contracted agent service shall be regarded as Party A's property. Proprietary of aforementioned material and its intellectual property rights belongs to Party A; Party B is not allowed to use the material or documents in respects that have nothing to do the execution of the contract or provide it to the third person (except for consultative material).

12.2 甲方提供给乙方参考的有关项目的所有资料以及销售客户资料的所有权归甲方所有，乙方未经甲方书面同意，不得任意使用、发布或向第三方提供项目一切相关资料。

Proprietary of all relevant project material for reference and sales material for clients belongs to Party A, Party B shall not arbitrarily use or release it or provide all relevant project material to any third party.

12.3 在任何情况下，甲方和乙方各自拥有的商标权都不得受到对方和任何第三方的侵害。

In whatever conditions, trade mark rights owned respectively by Party A and Party B are not exposed to any prejudice from the other party or the third party.

12.4 双方保证向对方提供的各项资料文件及其所含有的知识产权等具有合法的所有权或处分权。如因此导致他方涉入侵权纠纷，视为该方严重违约，另一方有权立即解除本合同，并要求违约方承担由此给守约方造成的全部损失。

Two parties guarantee that they possess rightful proprietary or right of disposition for each material and document provided by the other Party and its intellectual property rights. In the event that a third party is implicated with infringement disputes caused by so, then the party is regarded as material defaulter so that the other party is entitled to cancel the contract and request the defaulter to bear all loss incurred to observant as a result.

第十三条： 销售部各类印章的管理 administration of all kinds of seals in sales department

13.1 销售部印章（以下简称"印章"）包含"认购合约专用章"和"销售合同专用章"。管理人为甲方人员。

The seal in sales department (hereafter referred as "the seal") includes "dedicated seal for subscribe contract" and "dedicated seal for sales contract" of which the administrator is from Party A.

13.2 乙方需指派专门人员负责与甲方对接印章。在使用期间内，保证印章随用随锁，确保印章的安全，一旦发现印章遗失立即向甲方本项目销售负责人报告，按照甲方的相关规定进行处理，防止不良法律后果的产生。

Party B shall dispatch dedicated personnel to be in charge of interface with Party A in term

of the seal to assure its safety by keeping it in secrecy after use and upon discovery of its loss report to Party A' s sales chief and deal with it as required by Party A in order to avert adverse legal effect.

13.2 乙方应熟悉掌握销售部各类印章的使用程序和流程，保证严格按照其使用印章，保证对需要盖章的文件认真审核登记项目、用印数量以及审批流程，审阅、了解盖章内容，并核实、清点用印数量，核对登记情况，对于用章程序错误的，不予盖章。

Party B shall familiar itself with the procedure and process to use the seal in the sales department according to which the seal is assured to use, strictly reviewing and approving the registered item to be stamped, frequency of stamp used, approval procedure, reviewing and learning about the stamped content ,verifying and counting frequency of stamp used and checking registration status. It is not allowed to use stamp in respect of incompliance with procedure to use.

13.3 乙方保证严格按照项目销售部各类印章的使用范围使用印章：

Party B strictly guarantees the use of all kinds of stamp within the scope allowed by sales department :

a) 销售合同专用章使用范围：《天津市商品房买卖合同》及其附件、签约后的业务变更（更名、调房、退房）协议。

Scope of using dedicated seal for sales contract: "Tianjin commercial property sales contract" and its appendix, business change agreement after contract signed (name change, house adjustment, check out)

b) 预定协议专用章使用范围：《楼宇预定协议》、认购期的业务变更（更名、调房、退房、延期付款）协议、老业主推荐购房登记单。

Scope of using dedicated seal for reservation agreement: "building reservation agreement", business change agreement within subscribe period (name change, house adjustment, check out and delay to pay), registration sheet for house recommendation for existing owners.

13.4 乙方保证严格按照项目销售部各类印章的使用条件使用印章，不符合用章条件的不予盖章。

It is assured by Party B to follow Requirements to use all kinds of seal in sales department and it is not allowed to stamp in respect of incompliance with requirements for stamp use .

13.5 乙方违反上述事项的，乙方承担相应的全部责任，并赔偿由此给甲方造成的全部损失，同时认可以下罚款：

Party B shall undertake corresponding responsibility in violation against above regulations. indemnify Party A for all loss incurred as a result and recognize following fine:

13.5.1 乙方在使用期间未妥善保管销售业务专用章，造成印章丢失，罚款人民币 5000 元。

Fine of 5000 yuan shall be exerted in case of a missing seal dedicated to sales business due to

improper maintenance

13.5.2 乙方未按照甲方及项目销售部各类印章的使用程序和流程使用印章，罚款人民币 1000 元。

Fine of 1000 yuan shall be exerted in case of incompliance with procedure and process from Party A to use all kinds of seal in sales department

13.5.3 乙方未经甲方书面同意，超出销售业务专用章的使用范围或使用条件使用印章，罚款人民币 3000 元。

Fine of 3000 yuan shall be exerted in case of outreach of the scope or requirements to use the seal dedicated to sales business

第十三条：保密事宜 confidentiality

见《销售代理保密协议》。Refer to sales agent confidential agreement

第十四条：违约责任 liability of default

14.1 本合同生效后，如一方无理由解除合同，应提前 30 天书面通知对方，并向对方支付 壹拾 万元的违约金，甲方退还扣除乙方的销售风险保证金，双方就已完成并经甲方确认的《天津市商品房买卖合同》及销售回款额结算代理费。

Upon the effectiveness of the contract, in case one party rescind the contract without justifications, it shall notify the other party in writing 30 days in advance and pays the other party 100,000 yuan as penalty. Party A shall refund Party B sales risk bond; two parties shall settle the agent service fee based on transactions recognized by Party A pursuant to "Tianjin commercial property sales contract" and sales return money.

14.2 一方存在其他严重违约行为的，另一方有权书面通知对方解除合同，并要求对方赔偿因此给己方造成的损失。

One party is entitled to notify the other party in writing of contract rescission in case the other party is found in serious breach of the contract and require the other party to make up for loss incurred to itself.

14.3 如乙方未经甲方同意，将本合同中的全部或部分权利、义务转让给第三方，或销售工作不是由本合同确定的销售团队人员完成，则甲方有权解除合同，同时乙方应将甲方已支付的代理费全部退还给甲方。

in case Party B assigns all or partial rights and obligations to the third party or that sales is not finished by sales team appointed under the contract Party A is entitled to rescind the contract and Party B shall refund all the agent service fee paid by Party A.

14.4 如乙方泄露甲方相关文件资料的，乙方应向甲方支付违约金 壹拾万元，不足以弥补因此给甲方造成的损失的，还应赔偿损失。

In case of Party B's leakage of PartyA' s relevant documents and materials, Party B shall pay a penalty of 100,000 yuan and make up for the loss in case of deficiency of the requisite measure of compensation for

loss incurred to Party A as a result

14.5 如乙方不按甲方的要求派员参加会议或相关工作以及提交相关文件的，乙方每次须向甲方支付 壹仟 元违约金，如违约超过 3 次或工作严重不符合合同及甲方的要求，则甲方有权书面通知乙方解除合同，未支付的代理费不再支付，相关损失由乙方自行承担。

In case of Party B's absence from requisite meeting or relevant work or deliver of relevant documents in violation of PartyA's requirements, Party B shall pay Party A penalty of 1000 yuan or in case of default over three times or material violation against PartyA' s requirements, Party A is entitled to notify Party B of contract rescission, unsettled agent service fee shall not be paid any more, relevant loss shall be borne by Party B.

14.6 乙方未经甲方代表书面确认同意，擅自进行有关销售认购、促销折让、在媒体上宣传该项目、销售承诺、客户资料挪用、收取客户服务费、不按合同要求提供各阶段报告等损害甲方利益的行为或其他超越代理权限的行为，均视为乙方严重违约，乙方应赔偿由此给甲方及第三方造成的全部损失（包括但不限于客户索赔等损失），并且甲方有权解除本合同。

Party B is regarded as default seriously in case of arbitrary acts detrimental to PartyA' s interest including sales subscribed, promotion discount, propaganda in media, sales commitment , embezzlement of clients material, charge of clients service fee and deliver phased report against contracted requirements and Party B shall compensate all loss incurred to Party A or any third Party As a result (including but not limited to clients claim) and Party A is entitled to rescind the contract.

14.7 甲方未能按本合同约定期限支付乙方代理费用，无正当理由由逾期 15 天未付，视为甲方违约，乙方有权终止本合同，并向甲方收取应付费用和滞纳金。

Party A is regarded as default in case of failure to pay Party B for agent service fee without justifications or in 15 days overdue, Party B is entitled to terminate the contract ad charge Party A legitimate fee and surcharge for overdue payment.

14.8 因乙方（含乙方委派的销售员）违约或侵权而导致其应向甲方支付的违约金或承担的损害赔偿责任，甲方均有权以应付未付的代理费抵扣，不足支付违约金或不足弥补甲方损失的，甲方有权另行追偿。

Party A is entitled to use agent service fee payable but outstanding to offset the amount of penalty or damage of liability payable by Party B to Party A caused by PartyB' s (including salesmen dispatched by Party B) breach or infringement.

第十五条 争议的解决方式 resolution of disputes

甲乙双方在执行本合同时产生争执或纠纷，双方应本着友好的态度协商解决；如在协商一致，可以附

件形式补充其他条款；若协商不成，则任何一方可提交甲方所在地人民法院解决。

In case of controversy or disputes between Party A and Party B in executing the contract, two parties shall negotiate to resolve in friendly attitudes; in case of consensus reached, appendix may be used to supplement other clauses; in case of no consensus reached, one party may file a lawsuit to local people's court in PartyA's location.

第十六条　终止合同条件 term of contract termination

16.1 受自然力、政府等不可抗力因素影响，无法履行合同，双方可协商终止合同。

Failure to execute the contract as a result of force majeure factors of nature or government, both parties may negotiate to terminate the contract.

16.2 在合同期内，双方发生争议或纠纷，经双方协商，书面同意终止合同。

Two parties may negotiate to terminate the contract in writing in case of controversy or disputes occurred between two parties within the term of contract.

16.3 非因上述条件或对方原因，在未得到对方同意的情况下，任何一方中途终止执行合同的部分或全部内容，另一方在书面警告通知未果的情况下，可单方面终止合同执行，并可向对方追究法律责任，及因此而造成的一切经济损失赔偿。

If not due to above reasons or excuses from the other Party And without approval from the other party, one party in halfway terminates the contract in part or in entirety and the other party may unilaterally terminate the contract in case of no subsequent act upon written warning, look into liability and make up for economic loss caused as a result.

第十七条　合同的完整性及法律效力 integrity of contract and binding force

17.1 本合同的形成、效力、解释、签署、修改及终止均受中华人民共和国有关法律法规和地方性规定的约束。

The establishment, effectiveness, interpretation, signing, modification and termination of the contract are all subject to laws and regulations of PRC and regional regulations.

17.2 甲乙双方在履行本合同过程中，所有事项的通知、确认、及合同的修改均应采取书面形式，并加盖公司印章或由负责人签字后以专人送递、传真、电子邮件或特快专递方式发出，如果以专人递送方式送达，以对方签收确认后视为送达，以寄发特快专递方式发出的，按本合同约定地址发出后 3 日，发出方有权视为对方已经收到。特殊情况下，为了沟通的快捷，双方可临时采用传真和电子邮件的方式，但事后必须在 24 小时内将盖章/签字的原件以特快专递的形式发给对方。双方详细地址见下文，如需变更应及时通知对方，否则，导致不能收到通知的后果由责任方承担。

In execution of the contract, notification and confirmation of all issues and modification of the contract shall all be conducted in writing, stamped and singed by chief, delivered personally by hand before being served upon signature, by fax, email or express mails before being served after three days upon sending it out to the contracted address. In special conditions, to facilitate convenience, two parties may adopt means of fax or email but must send the singed original post to the other party in express mail within 24 hours later. Refer to the concrete address of the two parties in the following, in case of change to which, a notification shall be sent to the other party, or the responsible party shall bear the risk of failure to receive anything.

17.3 除本合同中已有约定的回复期限外，一方对另一方要求确认或回复的函件，必须在收到之日起 两 日内予以回复或确认，否则发出函件一方有权认为对方已经采纳或接受了对方的意见。

Other than the deadline to reply agreed in the contract, letter required by one party to be confirmed and replied by the other party must be replied or confirmed within two days upon receipt, or the letter sender has rights to believe the other party has adopted or accepted opinions from the party.

17.4 本合同的修改、补充应以书面的方式进行，补充条款构成本合同不可分割的组成部分，与本合同具同等法律效力。

Modification and supplement to the contract shall be conducted in writing; supplementary clauses constitute as an integral part of the contract, bearing the same binding force as the contract.

17.5 如本合同的某条款被宣布无效，应不影响本合同任何其他条款的效力。本合同终止后，保密条款、知识产权担保条款、违约责任条款、争议解决条款等依其性质不应终止的条款继续有效。

That certain clause in the contract is declared to be void shall not affect the effectiveness of the other clauses in the contract. After the contract termination, clauses of confidentiality, intellectual property rights, default liability, dispute resolution etc., which is up to their natures not to be terminated, shall survive the contract.

17.6 本合同的附件资料：本项目销售团队人员清单、本项目销售对接流程、销售案场管理制度、销售业务流程、案场办公人员制度、代理费（佣金）结算说明(请提供文本)、代理费（佣金）结算单范本构成本合同的一部分，具有同等的法律效力。

The appendix to the contract constitutes as part of the contract, bearing the same binding force: name list for project sales team, sales interface procedure, management system for sales on-site, sales business procedure, on-site office system, settlement specification (PLS

provide text) for agent service fee (commission), specimen for settlement sheet for agent service fee

17.7 本合同的任何一方未能及时行使本协议项下的权利不应被视为放弃该权利，也不影响该方在将来行使该权利。

In case one party to the contract fails to exercise the rights under the contract, it shall not be viewed as waiver to the rights, nor shall it affect the party to exercise the rights in future.

17.8 本合同连同附件壹式玖份，甲方陆份，乙方叁份，具有同等的法律效力。

The contract, together with the appendix is in nonuplicate, Party A holding six copies, Party B holding six copies, all bearing the same binding force.

17.9 本合同自双方盖章之日起生效。

The contract comes into effect upon signature and stamp.

第十八条　甲方在此不可撤销地陈述并保证 Party A hereby represents and guarantees that:

18.1 甲方系依中国法律合法注册成立，并有效存续的有限公司，为该项目之合法开发商，已取得了或保证在正式开盘前取得销售该项目之一切必须的合法授权和许可；

Party A , a corporation with limited liability registered, established and existing according to chinese laws is the legitimate developer for the project and has acquired or promised to acquire all legitimate authorization and permit necessary for the project before the formal bid opening;

18.2 甲方保证向乙方提供的有关该项目的一切政府批文、物业状况、说明、设计、装修标准等文件和资料均真实、正确、合法、有效，无任何虚假或非法之处；

Party A assures Party B of the authenticity, accuracy, legitimacy, validity and being free of falseness or illegality of the documents and materials on all government approvals, property status, specifications, design, decoration standards for the project etc. delivered by Party A to Party B;

18.3 甲方保证为乙方完成物业的宣传和销售工作提供支持与帮助，合理协调并及时通报乙方有关工作进展；

Party A assures Party B of support, assistance and reasonable coordination to accomplish propaganda and sales of property carried out by Party B, and timely notify Party B of relevant work progress;

18.4 若因物业本身之缺点、缺陷或甲方之原因导致与第三人发生争议、引起诉讼或提起仲裁，则甲方保证积极解决上述争议、诉讼或仲裁并承担应诉义务，承担因此发生的费用。

In case of any dispute with any third party, lawsuit or arbitration as a result of flaws or shortcoming of the property or PartyA’s reason, Party A promises to proactively resolve above

disputes, lawsuits or arbitration, undertakes the obligation to respond to charges and bear the costs incurred as a result.

第十九条：乙方在此不可撤销地陈述并保证 patty b hereby represents and guarantees that:

19.1 乙方系依中国法律合法注册并有效存续的有限公司；

Party B is a corporation legally registered and validly existing pursuant to chinese laws;

19.2 乙方依照中国法律及项目所在地的有关政府部门的规定已经取得代理房地产销售之资格证书；

Party B has acquired qualifications and license for real estate sales required by chinese laws and regulations from relevant government departments in project location;

19.3 乙方在本合同履行中忠实于甲方利益，并保证其委派、聘请的工作人员在代理以及服务中忠实于甲方利益。

Party B is loyal to PartyA's interest in executing the contract and guarantees its entrusted or employed staff 's loyalty to Party A in agent service.

19.4 若因乙方在销售代理工作中之缺点、缺陷或擅自承诺等其它乙方原因导致与第三人发生争议、引起诉讼或提起仲裁，则乙方保证积极解决上述争议、诉讼或仲裁并承担应诉义务，承担因此发生的全部责任及费用。

In case of dispute with the third party, lawsuits or arbitration as a result of PartyB's acts e.g. flaws, shortcomings or arbitrary commitment by Party B in agent service, Party B shall promise to proactively resolve the above disputes, lawsuits or arbitration, undertakes the obligation to respond to charges and takes all liabilities and costs.

附件：

甲方 Party A:

/s/ Tianjin Xingtian Real Estate Development Co. Ltd.

签署日期 signing date:　　Y 年　M 月　D 日

乙方 Party B:

/s/ Tianjin Mingda Jiahe Real Estate Co. Ltd.

签署日期 signing date:　　Y 年　M 月　D 日

附件一：销售代理团队组织架构图 appendixI: organization chart for sales agent team



销售经理1人
策划3人
（策划2人、营销费用管理1人）
置业顾问
（含主管）
10人
品管2人
（内务1人、收款1人）

附件二：甲乙方销售对接流程 appendix II: sales interface procedure between Party A and Party B

一、项目总体工作对接 overall interface

1、 工作对接内容 content

1） 项目甲、乙双方相关合作事宜的沟通；

Communication on mutual cooperation

2） 项目各个节点销售、策划工作的总控与决策；

General control and decision of sales and plan at every node

3） 项目人员的安排调整；arrangement and adjustment of project personnel

2、 工作安排 work arrangement

双方协商每周或每月进行高管之间的沟通例会，将每次例会沟通内容对项目组人员进行传达，并针对不同的负责人员布置相关的工作。

Mutually negotiating regular communication meeting every week or every month, circulating the communication content to team members and arranging relevant work for different responsible person

3、 工作对接人员 interfacing staff

1） 公司高层 senior management

星天高管：张文涛、刘华洲

Senior management from Xingtian: wentao zhang, huazhou liu

万科高管：竺振兴

Senior management from Wanke:zhenxing zhu

明大高管：李洋

Senior management: yang lee

2） 项目层 in the project level

星天：牛俊怡

Xingtian: junyi niu

万科：熊晓萌

Xiaomeng xiong

明大：马强

Mingda qiang ma

1、 工作对接内容 interface content

1) 负责项目各阶段营销策划方案的沟通及讲解；

Communication and lecture of phased marketing plan

2) 配合销售处理现场工作，并协助其制定相关的销售策略，及相关的培训工作；

Cooperating with sales, to deal with on-site work and formulate relevant sales strategy and relating training;

3) 整体策划工作把控，负责协调其他策划人员工作分工，对项目策划方案进行审定工作；

Control of general plan, in charge of coordinating other planners' work distribution, review and finalize project planning proposal;

4) 负责与广告公司进行方向性策略及形象方面的沟通，并对前期广告公司工作进行协调；

Orientation of tactics and image with advertising company and coordinating preparation in advertising company;

2、 工作安排 work arrangement

每周至少一次与甲方策划负责人进行项目的例会，对项目的推广节奏进行把控，并安排近期的策划工作。

Holding project regular meeting with PartyA' s responsible person at least once every week, control of project promotion rhythm and arrange planning work recently

3、 工作对接人员 interfacing person

1) 星天：牛俊怡

Xingtian: junyi niu

2) 万科：熊晓萌

Wanke:xiaomeng xiong

3) 明大：马强

Mignda: qiang ma

二、销售工作对接 sales work interfaced

1、 工作对接内容 content

1) 负责年度任务的分解及月度任务的制定，督导项目销售及回款任务的完成；

In charge of break down of yearly task and formulation of monthly task, supervision of project sales and accomplishment of task of return money

2) 负责指导项目体制定年度、季度和月度工作计划，并组织实施。

In charge of instruction of project institution, formulating yearly, quarterly and monthly plan and organize to implement them

3) 负责项目销售期内各个销售节点的销售和推广的把控；

In charge of sales at each node within sales term and control of promotion

4) 对月销售状况总结分析并提出有关销售建议；

To sum up monthly sales and propose relevant sales advice

5) 负责项目市场销售的渠道拓展工作；

In charge of channel expansion for project marketing and sales

6) 制定售中、售后等相关工作流程，保障销售现场的良性循环。

To formulate relevant work procedures in sales and after sales, to promise a good cycling on sales site

2、工作安排 work arrangement

每周至少一次与甲方销售负责人进行项目的例会，对项目的销售节奏进行把控，并安排近期的销售工作。

To hold project regular meeting with PartyA’s responsible person at least once, control of project sales rhythm and arrange sales work recently.

3、工作对接人员 interfacing person

1) 星天：牛俊怡

Xingtian:junyi niu

2) 万科：熊晓萌

Wanke: xiaomeng xiong

3) 明大：马强

Mingda: qiangma

三、品管工作对接 quality control interface

1、工作对接内容 content:

1) 销售日常工作的后台支持；

Backstage support for sales daily work

2) 销售报表的制作及档案的管理；

Formulation of sales statement and management of files

3) 明源系统的录入；

Input into mingyuan system

4) 项目的日常人事管理。

Project daily HR management

2、 工作安排 work arrangement

每周至少一次与甲方项目负责人进行项目的例会，根据项目销售进度对后台工作进行把控，并安排近期的工作。To hold project regular meeting with PartyA’s responsible person at least once every week, control of backstage work according to project sales progress and arrange work recently

3、 工作对接人员 interfacing person

1) 星天：牛俊怡

Xingtian: junyi niu

2) 万科：熊晓萌

Wanke:xaiomeng xiong

3) 明大：马强

Mingda : qiang ma

附件三：销售案场管理制度 appendix III: sales on-site management system

一、行政人事管理 administration and HR arrangement

（一）行为规范要求 requirements for code of behavior

1 、行为规范 code of behavior

- 严格遵守国家有关法律、法规。
- Strictly observing national laws and regualtions
- 关心公司，热爱集体，热爱本职工作，遵守职业道德；
- Care about company, passion for the organization and the progression, abide by professional ethics;
- 严守作息时间，不准迟到、早退和旷工；follow daily schedule, not arriving ahead, clock off earlier or absence from work
- 员工在工作时间应坚守工作岗位；接待来访、业务洽谈等应在洽谈区进行；

- Stick with post during work time; entertaining visitor, business negotiation in negotiating area
- 工作时间不得从事与工作无关的事情；
- Not allowed to perform irrelevant work during work time
- 上班时间严禁在销售大厅看报、喝水、吃东西、吸烟、化妆、打闹等与销售无关的事情；
- Forbidden to do irrelevant e.g. things read newspaper, drink water, eat, smoke, make up and tease
- 严禁在工作时间从事娱乐活动，不得打牌、下棋、听随身听、玩电子游戏（玩手机）；
- Forbidden to carry out entertainment during work time, not allowed to play card, chess , listening to walker man, play E-games (cellphone)
- 不允许长时间（3 分钟以上）接打私人电话；
- Not allowed to call or receive phones in long time (over three minutes)
- 不允许在办公区内高声喧哗、谈笑，不得闲聊与工作无关的事情；
- Not allowed to blatancy, talk and laugh, chat of irrelevant things with work
- 严禁在上班之前两个小时内及上班时间饮酒；
- Forbidden to drink wine two hours before clock on and on duty
- 禁止任何员工、任何时候在售楼处打架、骂人；
- Forbidden to fight among staff and curse in sales office anytime
- 随时保持前台及洽谈桌椅的整洁，每位置业顾问在客户离开后应立即清理洽谈桌面并将椅子恢复原位，保持销售大厅整洁；

To keep clean the receptionist table, tables and chairs for negotiation, every consultant to clean the table and restore the chairs after clients leaving, keeping the sales hall in tidy

- 下班前，应自觉清理前台及自己的办公桌，将所有文件尽数归档，并收存好自己的办公用品；不

得乱扔办公用品，经发现，以没收处理；

- Before clock off, to clean the receptionist table and desk, count and file all documents, take care of office products; not allowed to litter office products, confiscation upon discovery
- 本着一切从客户角度出发为客户服务的精神；
- Persistent from the perspective of clients and in the spirit of client service
- 切实服从上司工作安排和调配，按时完成任务，不得无理拖延或拒绝；
- Adhering to subordination to superior’s work arrangement and dispatch, finish work on time, no delay or rejection of work without excuse
- 提高工作效率，发扬勤勉精神，工作认真负责；
- To improve work efficiency and promote diligent spirit and work responsibly
- 守法、廉洁、诚实、敬业；
- Law abidance, integrity, honesty and dedication
- 不得玩忽职守，违反工作纪律，影响公司的正常运行秩序；
- Not allowed any neglect of duty, violation of work disciplines, affecting normal operation order in the corporation
- 保守公司管理及经营秘密，不可泄露本楼盘有关业务秘密及相关管理资料。
- Keep confidential corporate management and operation secrecy, not leaking out business secrecy relating to the building and relevant management materials
- 禁止利用公司名义谋取利益；
- Forbidden to seek personal gains by making use of corporate name;
- 热情周到服务，帮助客户买到称心如意的房子。
- Passionate ad considerate service, helping clients to buy satisfied house
- 公平竞争，不抢客，严格按照公司制度安排的接待顺序和客户认定程序进行接待。

- Fair competition, no clients plunder, entertaining clients in sequence arranged through company system and clients recognition
- 具有团队精神，友爱互助，以公司整体形象和利益为首要考虑因素
- In team work spirit, friendly to each other, take corporate image and interest as the priority

2、仪容仪表 appearance

（1） 男士 male

- 上班时间统一着装，保持整洁大方，工号牌要佩带在左胸前，不能将衣袖、裤子卷起。系领带时，要将衣服下摆扎在裤里，穿黑皮鞋要保持光亮。
- Uniform in dressing, keep in tidy, wear the badge on the left side of chest, not rolling sleeves and pants, tucking the lap into pants while with a tie, keep black shoes black and brilliant
- 仪容要大方，头发要常修剪，不留长发，发脚长度以保持不盖耳部和不触衣领为度，指甲要常修剪。
- Be elegant in appearance, often cutting the hair, not wearing long hair, making the hair trim not touch the ear and collar, often cutting the fingernail
- 不得留胡须，要每天修脸，以无胡茬为合格。
- Not wearing the mustache, shaving the face every day thoroughly
- 上班前不吃异味食品和不喝含酒精的饮料，注意个人清洁卫生。
- Not eating smelly food or drinking alcohol, to keep personal hygiene

（2） 女士 female

- 上班时间统一着装，保持整洁大方，工号牌要佩带在左胸前，穿裙子不可露出袜口，应穿肉色袜子；
- Uniform in dressing, keeping clean, wear badges on the left side of the chest, not exposing

the welt in dress, put on stockings in flesh color

- 女士上班要淡妆打扮，要求粉底不能打得过厚，且要保持均匀，与其皮肤底色协调；
- Ladies making up lightly, with foundation thickness evenly smeared and in line with skin color
- 眼影以不易被明显察觉为宜，眼线不要勾画太重，眼眉要描得自然，原则上以弥补眉形中的轻描为主，不许纹眉或因勾描过重而产生纹眉效果；
- Proper eye shadow to avert eye catching, eyeliner lined lightly, light outline of natural eyebrow to make up for the shape, not allowing tattoo or its effect through artificial lining
- 涂胭脂以较淡和弥补脸型不足为基本标准，并能使人体现出精神饱满和具有青春朝气；
- Smearing rouge powder lightly to make up for the face shape, to inflect spiritual and youthful body
- 不留长指甲、不涂有色的指甲油，发式要按销售中心的规定要求，不留怪异发型，头发要梳洗整齐。
- Not allowing to have long fingernails, no colorful fingernail polish, hair style as required by the sales center, not allowing weird hair styles, wash and tide up hair
- 上班时间不准戴夸张的头饰和首饰，戴项链不外露，不准戴有色眼镜。
- No exaggerating headwear or jewelry, not exposing the necklace to the air, not wearing colorful glasses
- 每日上班前要检查自己的仪表，在公共场所需整理仪表时，要到卫生间或工作间，不要当着客人的面或在公共场所整理。
- Examining appearance before clock on, tidy up in public wash room or work room, instead of in the presence of clients

（3） 整体要求 general requirements

- 工作时间必须着工装，保持整洁、大方，并佩带工牌，体现良好的精神面貌；
- Wearing work uniform, to keep tidy, elegant and wearing badges to reflect spiritual face

- 每天都要刷牙漱口。上班前不得吃有异味的食物，要勤洗手、勤剪指甲，指甲边缝不得藏有赃物。
- To brush the teeth and not eating smelly food before clock on, wash hands frequently, often trim the fingernail to clean the dirt in the Fingernail
- 在为客户服务时，不得流露出厌烦、冷漠、愤怒、紧张和恐惧的表情，要友好、热情、精神饱满和风度优雅地为客户服务。
- Being friendly, passionate, fresh and elegant instead of being loathsome, cold, irritated, nervous and terrible in providing customer service
- 提倡每天洗澡，换洗内衣物，以免身体上发出汗味或其他异味。
- To take shower, replace underwear to avert being smelly or other

3、接待礼仪

（1） 态度

- 要面带微笑，和颜悦色，给人以亲切感。
- 要聚精会神，注意倾听，给人以受尊重之感。
- 要坦诚待客，不卑不亢，给人以真诚感。
- 要沉着稳重，给人以镇定感。
- 要神色坦然，轻松、自信，给人以宽慰感。
- 不要带有厌烦、僵硬、愤怒的表情，也不要扭捏作态，给客人以不受敬重感。
- 工作场所保持精神饱满、禁止将个人不良情绪带到工作中。

（2） 站姿

- 躯干挺直，挺胸收腹，头部端正，面露微笑，目视前方，两臂自然下垂。

3.3、坐姿

- 眼睛目视前方，用余光注视座位；
- 落座要轻，避免扭臂寻座或动作太大发出响声；
- 落座时，女性应用两手将裙子向前轻拢，以免坐皱或显出不雅；

- 听客人讲话时，上身微微前倾，不可东张西望或显得心不在焉；
- 两手平放腿上，不要插入两腿间，也不要托腿或玩弄任何物品；
- 两腿自然放平，不得跷二郎腿，应两腿并拢；
- 不得将物件夹在腋下；

3.4、交谈

- 交谈时，必须保持衣着整洁；
- 说话时声调要自然、清澈、柔和、亲切、热情，不要装腔作势，音量要适中；
- 交谈时，用柔和的目光注视对方，面带微笑，并通过轻轻点头表示理解客人谈话的主题或内容；
- 交谈时，不可整理衣着、头发、看表等；
- 禁止在售楼部内不得大声说笑或手舞足蹈；
- 不得以任何借口顶撞、讽刺、挖苦、嘲弄客人；
- 称呼客户时，要多称呼客户的姓氏，用“某先生”或“某小姐或女士”，不知姓氏时，要用“先生”或“小姐或女士”，禁止使用“喂”等不礼貌语言；
- 不得对客人流露出厌烦、冷淡、愤怒、僵硬、紧张和恐惧的表情，要友好、热情、精神饱满和风度优雅地为客人服务。
- 谈话中如要咳嗽或打喷嚏时，应说“对不起”，并转身向侧后下方，同时尽可能用手帕遮住。
- 如确有急事或接电话而需离开面对的客户时，必须讲“对不起，请稍候”，并尽快处理完毕。回头再次面对客户时，要说“对不起，让您久等了”，不得一言不发就开始服务。
- 讲话时，“请”、“您”、“谢谢”、“对不起”、“不用客气”等礼貌语言要经常使用，不准讲粗言秽语或使用蔑视性和污辱性的语言，不开过分的玩笑。
- 客户讲“谢谢”时，要答“不用谢”或“不用客气”，不得毫无反应。
- 如果要与客户谈话，要先打招呼，如正逢客户在与别人谈话时，不可凑前旁听，如有急事需立即与客户说时，应趋前说“对不起，打扰一下可以吗？我有急事要与这位先生商量”，如客户点头答应，应表示感谢。
- 在服务或打电话时，如有其他客户，应用点头或眼神示意欢迎、请稍候，并尽快结束手头工作，

不得无所表示而冷落客户。

- 客户离开时，置业顾问或接待人员应送至门口，代为开门并使用礼貌语言向客户道别，如“谢谢您的光临”、“再见”、“欢迎您下次再来”等，并目送客户离去。
- 如与客户在业务上有分歧时，应保持冷静、礼让和理智的态度，先安定客户情绪，然后及时与有关部门和相关人员进行沟通，了解情况，统一对外口径；
- 不得与客户争执，不得对客户使用任何不礼貌的语言，不得对客户进行任何不礼貌的评价和议论。
- 客户提出过分要求时，应耐心解释，不可发火、指责或批评客户，也不得不理睬客户，任何时候都应不失风度，并冷静妥善地处理。

3.5、接待过程中要有良好的服务态度

- 友善：以微笑来迎接客人，与同事和睦相处。
- 礼貌：任何时刻均应用礼貌用语；
- 热情：工作中应主动为客人着想；
- 耐心：对客人的要求应认真、耐心聆听，耐心介绍、解释。

（二）销售现场员工考勤及排班管理

- 每天工作时间 9：00—18：00，根据本项目具体情况可做适当调整。
- 所有职员上、下班需及时销售内务处签到、签退，9：00 后签到计为迟到。过时不予补签。 不得代人签到或委托他人签到。
- 就餐时卖场应至少留有两个人值班，轮流午餐。
- 提前离开岗位必须征得部门经理的同意，同时告知销售内务，否则根据情节按早退或旷工处理。
- 现场工作人员请病、事假应提前填写《请假单》，2 天内由部门经理审批，并及时将《请假单》交至销售内务处；3 天内（含 3 天），由销售总监批准；3 天以上报公司（事假扣除 100%日工资）。
- 事假需提前一天向部门经理申请，批准后，并及时告知销售内务方可执行。以发短信方式请假视为无效，按旷工处理。
- 凡病休时间在一天以上的，需附上医院休假证明；无医院急诊证明或医院假条，按旷工处理。
- 如遇特殊情况不能按时到岗，必须提前一天通知部门经理，不接受当天电话请假。

- 原则上每人每周休息一天，如遇旺销期或展销会不能休息，由部门经理统一安排调休，并及时告知销售内务。
- 如置业顾问之间换休，应提前填写《倒班单》，并由销售经理审批，并及时将《倒班单》交至销售内务处；否则，未到岗者按旷工处理。
- 如置业顾问放弃当日休息，可记存休一次，冲抵事或病假一次。但需提前告知销售经理，并及时告知销售内务，并按时上班签到。

（三）工服管理制度

1、目的

- 便于现场树立良好统一的销售形象，更好地建立项目品牌。
- 便于项目统一规范化的管理

2、着装规定

- 销售现场全体人员，在上班时间必须统一着装，如夏季女装，各现场统一穿裙装或者统一穿裤装，不得混穿。
- 上班时间没有按公司规定统一着装的个人将给予一定的经济处罚。

（四）档案管理制度

1、目的

为加强对档案的管理，使销售现场档案管理更加规范化及减少结案工作量。确保客户与公司签定合同后，能够迅速准确对合同文件等进行查阅。

2、适用范围

朗逸花园项目档案管理。

3、档案分类

按公司《现场档案管理制度》执行

4、档案形式

（1） 文档版

- 文档版文件分类要清晰，并按类别进行建档、存档。
- 档案分类各级名称经确定后，应编制“档案分类编号表”，即将所有分类各级名
- 称及其代表数字编号，用一定顺序依次排列，以便查阅。
- 文件夹内文件要有目录并统一进行编号。文件夹内文件摆放顺序要与文件编号保持一致。

- 每个档案盒要有统一的档案标签格式，档案盒内附文件清单；常用文档在项目结案后归档。
- 领取档案时，领取人应按相关制度填写领取表。
- 项目结案根据公司规定将整理资料交接给项目管理部负责人。

（2） 电子版

- 电子版文件要分类清晰，编号、排序要与文档版文件保持一致，以便于查找方便。
- 项目电子文档应定期刻盘，以保证资料的安全性；交由公司项目管理部负责人保管。
- 项目结案后电子版文件应经过一定的整理和编辑；并根据公司规定，所有的文本文件必须为最终定稿刻盘，一式两份；并附文件清单移交公司项目管理部负责人。

5、现场管理要求

- 销售部设立专用档案柜，分类存放文档案，由客服部统一保管，并对合同档案的安全负责。
- 每期开盘前，客服部应提前准备齐全所需网上签约合同、附件及《购房合同》等需要相关材料。
- 档案应在首页编排目录表，便于查阅，卷内相关材料应按要求顺序依次排列并编号，档案卷皮、目录和档案盒、袋的样式、及档案盒标签规格实行统一制作标准。
- 严格执行档案进出库登记制度，建立健全登记手续。
- 严禁私自涂改、勾画、伪造档案、文本合同中内容及格式；严禁毁损、丢失或擅自销毁档案；严禁擅自向外界提供、抄摘档案，卷面与材料不得拆散，不得随意增加或抽出材料。
- 归档的文件、材料、份数以及每份合同的页数均应齐全、完整、无误。
- 档案收档后，将相关信息导入电子台帐，以便随时掌握、流转。
- 电子台帐管理员应严格按照相关制度，对档案的去向进行跟踪统计，对于超过规定时间未归还档案的人员要进行催收，并及时向相关部门通报，否则按公司规定对责任人进行处罚。
- 销售代表当天未能交还合同档案，应统一交还客服部，办理交还手续，严禁任何人员携带档案离开售楼处。档案交还时，经档案管理员核查无误后，方可办理交还手续。
- 定期对各类档案进行检查，清点档案数量，确保档案的完整与安全。
- 借阅档案时严格履行借阅手续，填写档案借阅单，原则上当天借阅当天归还，如有特殊情况不能当天归还，需经现场负责人签字确认后方可借阅，期限最长不得超过七天。任何人不得随意外带有关公司重要的文件资料，确因工作需要外带，需办理档案外借手续，经主管领导核准后，方可带出，用毕即归还。阅档人对所借阅档案必须妥善保管，不得私自复制、调换、涂改、污损、划线等，更不能随意乱放，以免遗失。
- 售房合同档案应根据销售楼号存置档案柜内，便于查找，档案柜应标有统一的反映存放档案内容

的标牌。

➢ 档案排架应按照从左至右、自上而下的方法，系统反映档案的具体顺序。

6、档案交接管理

➢ 后台人员与甲方人员做好合同交接手续；

➢ 后台人员定期与甲方合同管理相关人员进行沟通和协调。

（五）系统管理制度

1、置业顾问使用规定

➢ 销售代表必须于当天在系统中完成所接待客户信息的录入，相关客户信息的更新必须当天完成。

➢ 销售代表负责的所有客户，必须完整准确地录入系统中，不允许漏报（故意不录入有价值的客户数据）、错报（填写错误的姓名和电话等）和虚报（捏造不存在的客户数据，以及没有和客户联系，却录入虚假的客户事件）。

➢ 每个销售代表接待的客户数量、与客户沟通的电话次数、现场接待的次数等，将作为考核工作量的一个重要指标。

➢ 销售代表在向客户推荐房间时，必须首先查看系统中楼盘表，房间的已售未售、房间价格、面积、户型以系统楼盘表为准。

2、销售内务使用规定

➢ 按照付款流程及时准确的更新系统中房屋销售状况，包括认购、签约、合同备案、回款情况、办理入住、产权登记等，保证楼盘表房间销售状况与实际情况相符。

➢ 如有房间的保留，必须第一时间在系统中做出相应操作。

➢ 依据公司销售管理规定认真审核系统内容与实际情况，以及认购书和合同等纸面文件记录是否相符，保证在认购、签约等操作中登记的签约单价、签约总价、签约面积、折扣、付款方式、按揭情况、业务员、客户等数据与实际情况完全相符。

➢ 严格执行公司规章制度，保证公司客户数据的安全性及完整性。

➢ 置业顾问明源系统使用的监督管理职责：

➢ 发现客户撞单情况应及时通知销售经理；

➢ 来电、来访记录的核对及销售代表客户信息录入情况的监督，将未按规定操作的登记并上报销售经理。

附件四：销售业务流程

（以下流程为范本，可根据朗逸花园项目组的实际情况进行调整）

一、接电流程及规范

（一）接电流程

来电流程

当值业务员	备注
来电①	① 电话响起三声之内接听来电，使用标准的普通话
接听②	② 规范用语是“您好！朗逸花园，很高兴为您服务”
询问对方称呼③	③ 规范用语是：“请问您贵姓？”之后的会话中要用**女士/**先生/**小姐来称呼
询问客户意向④	④ 根据来电表适当询问客户，简单回答客户问题
邀请客户来售楼处参观留姓名、电话⑤	⑤ 规范用语是“我是置业顾问***，一会我会发信息给您，如果有问题，随时可以给我打电话，现在我们的销售中心已经开放，欢迎您来参观。”
登记来电表⑥	⑥ 认真记录客户资料（按接电登记表内容）详细填写来电登记表，不可有空项，字迹工整）
发送客户短信⑦	⑦ **女士/**先生/**小姐您好：我是朗逸花园的置业顾问***，135********，这是我的手机号码，后期项目有最新消息。我会第一时间与您联系，便于您掌握底一手信息”
录入系统⑧	⑧ 当日录入系统，新客户将客户数据录入系统；老客户将来电事件录入系统

（二）接电客户行为规范及要求

1、 **热线接听制度**

（1） 置业顾问严格按照接听电话培训说辞进行回答

（2） 热线接听依据本组排定的顺序依次接听，如因个人及工作原因不在热线旁等候接电者，接电轮空，后期不补。第一个接电业务员在接完电话后，应主动提醒下一个接电业务员，以此类推，责任到人，组长监督执行。

（3） 接电名额的界定：除来电时事先声明其是工程、联系业务、或市调的客户外（是否是以上原因由下一个接电的人员来确认）其他全部算于接电名额。

（4） 业务员已接待的客户电话不得在洽谈半途转给其他业务员，以避免挑客户现象发生。

（5） 如果因为公事（如经理公派、协助甲方等）接电轮过，轮空几轮均予以相应补接；且补接只限当天，不顺延到第二天，早班补接不顺延到晚班。

2、 **热线接听规范**

（1） 置业顾问接听热线电话必须三声之内拿起话筒，接听电话时应注意通话礼貌，拿起听筒先自报案名并问候，规范用语是“您好！万科公园里，请问有什么可以帮到您”之后详细解答客户所询问的问题或了解客户需求；

（2） 在有客户打进电话时，其他人应保持安静以避免对方感觉杂乱；

（3） 接听电话言谈标准：声音柔和，吐字清晰，语言准确，禁用口头语；

（4） 热线电话内了解客户需求状况不宜谈太久，简练回答客户电话提问，认真记录下对方资料；

（5） 约请客户至售楼现场时，规范用语是“我是置业顾问***，一会我会发信息给您，如果有问题，随时可以给我打电话，现在我们的销售中心已经开放，欢迎您来参观。”并于客户挂断电话后挂断手中电话；

（6） 不可只根据电话内容做简单的判断，态度恶劣或敷衍了事。无论何种内容的来电咨询均应耐心答复并认真对待。严禁对任何来电表现出不礼貌言谈，如有违反者，一经发现，视情节轻重，予以处罚；

（7） 在接听同事的电话而他（她）不在场时，应说“对不起，他（她）今天（现在）暂时不在，我可以帮您吗？我是他（她）的同事” 并就常规问题给予回答，敏感问题请客户留下联系方式或让客户打同事手机，严禁拿电话大声呼叫他人；

（8） 接听私人电话时间不得超过三分钟，禁止电话聊天；

（9） 销售热线只供给电话打入，打电话只可以使用指定的打出电话对外与客户联系；

（10） 严禁使用电话进行与业务无关的聊天，严禁拨打收费电话，一经发现，除按照实际发生金额扣除相应费用外，并处以双倍罚款。

（三）接电登记要求

1、 客户对项目的所有咨询电话必须详细登记，认真填写来电登记表上的所有内容，不可有空项，字迹工整；

2、 并于当日录入万科明源系统，如实详细填写各项内容，未能及时准确录入相关信息者处以经济处罚；

3、 电话号码一栏登记后，请标注出是“来电显示”还是客户留电为“有效来电”；

4、 接电结束，在接电顺序表上签名并注明接电日期、时间。

（四）接电区域环境

保持接电区域整洁，办公文件必须整理归档，销售资料使用完毕后应摆放整齐。

二、接访流程及规范

（一）接访流程

来访接待流程



置业顾问
第一接
客人来访
①接待
②根据客户属性选择
所属置业顾问接待
回访
来电约访
所属置业顾问接待
当值置业顾问接待③
首次来访
④品牌展示区
⑤区域交通图
⑥项目沙盘介绍
⑦单体沙盘介绍
⑧展板展示介绍
⑨万科里展示
⑩样板间介绍
洽谈区洽谈事项
送客户
录入来电来访表、明源系统、成交客户描摹
客户的回访和维护

备注

①在客户接近现场门口时，当值置业顾问应立刻起身迎接客户，热情打招呼、微笑接待，规范用语是“您好！欢迎光临朗逸花园。”

②确认客户是否是新客户，规范用语：
1）“请问您是第一次来吗？”
2）“您之前联系过吗。”

③规范用语：“我是这里的置业顾问***，这是我的名片（双手递送名片），”请问我该怎么称呼您呢？”在客户回答了自己的姓名后，“**先生/**女士，下面我为您介绍一下星天朗逸花园项目，这边请。”

④配合品牌墙置业顾问为客户介绍万科在中国、万科在天津；

⑤置业顾问主动告知首次来访客户项目所在区域的发展前景、交通路网体系及生活配套；

⑥置业顾问主动为首次来访客户：讲解项目沙盘；

⑦置业顾问主动为首次来访客户：讲解户型；

⑧置业顾问主动为首次来访客户：介绍阳光宣言、红线内外不利因素、车位信息、万客会、物业公司、客户中心等，并递交给客户统一的推介卡；

⑨置业顾问主动为首次来访客户：讲解万科里

⑩置业顾问带客户参观样板间，并为客户讲解样板间

在洽谈区请客户落座，由吧台人员为客户倒水。了解客户购房要求、介绍户型

将项目资料交给客户，送客人至门外并与之礼貌道别，规范用语是“您慢走，如有问题请及时与我联系。”并目送客户离开

按照来访登记表“的内容详细登记，不可有空项；
明源录入：对于首次来访客户录入客户信息数据及来访问卷；对于回访及来电来访客户录入事件；成交客户完成明源转认购，并完成成交问卷；
成交客户需在当日完成客户描摹。

（二）接访规范

1、 在客户接近现场门口时，前台当值置业顾问应立刻迎接客户，热情打招呼、微笑接待，规范用语是“您好！欢迎光临朗逸花园。”

2、 为避免发生撞单现象，规范用语是：

1）“您是第一次来吗？”

2）“之前联系过吗。”

3、 当确定是新客户时，方可由当值置业顾问正常接待，并同时提醒下一名置业顾问轮岗，轮值的第二名置业顾问在轮值表上签字确认；

4、 如是老客户，先请客户入座并立即通知其他置业顾问去找原置业顾问；如果原置业顾问不在或正在接待客户，由当值置业顾问接待,客户离开后第一时间将接待过程及结果转告给原置业顾问；

5、 前台接待必须严格按照接待顺序执行，当某置业顾问因工作不能在前台接待时，必须在排班表上注明，视为已接待客户，不予补接客户（替其他置业顾问接待客户除外）；

6、 接待客户不得以貌取人，严禁对客户有任何不礼貌的言谈举止，应做至耐心讲解，有问必答，语言准确；在与客户对话时面带微笑，举止得体、落落大方，态度和蔼、不卑不亢，吐字清晰、措词文雅，声音平和、语速适中；如遇同行来市调，也要积极主动，热情讲解；

7、 接待客户时，应详细、专业地介绍各沙盘情况及楼盘状况，语言严谨；主动详细告知首次来访客户本楼盘的相关信息和特点；本项目红线内外的不利因素；

8、 至洽谈区请客户落座，由吧台人员为客户倒水；当值置业顾问根据客户需求推荐户型、计算价格，详细告知客户相关手续的办理流程和签约方式，万科三天无理由退订，并了解客户购房要求；详细填写来访等级表以及及时录入电子来访表格；

9、 在洽谈中尽量避免其他事务或电话打扰，若有紧急客户需通电话或解答时，应向客户表示“对不起，请您稍等一下”；

10、在客户离开时，将项目资料交给客户，送客人至门外并与之礼貌道别，规范用语是“您慢走，如有问题请及时与我联系。”并目送客户离开

11、在接待客户进样板间时，置业顾问必须亲自陪同至样板间，不得以任何理由推脱；

12、与客户交换名片时应双手递上或双手接纳，并讲“谢谢”；

13、接待客户后，应按照‘来访登记表’的内容详细登记，字迹工整，不可有空项；并于当日录入万科明源系统，如实详细填写各项内容，未能及时准确录入相关信息者或录入错误者处以经济处罚；

14、现场所有置业顾问之间的任何内部谈话绝对禁止有客户在场的情况下进行，以避免为客户谈判带来

不必要的麻烦或疑问；

15、置业顾问在接待过程中不得向客户作超出承诺范围的许诺，违者一切后果自行承担。置业顾问应于每日上岗前准备好各类销售工具，如：楼书、价单、计算器、名片等，不得在谈判中反复离开中断谈判；

16、前台只允许摆放电话、户型等项目相关资料（销售工具：名片，业务夹子，计算器等，必须放至前台抽屉里），其他个人物品不许摆放到前台；接访人员应保持前台台面整体整洁，不得将销售工具随意摆放，前台卫生由当天值日人员负责，组长负责监督；

17、前台置业顾问必须保持良好的工作状态和工作热情，不得萎靡不振；前台待岗时置业顾问必须保持端正的坐姿，不得歪坐、翘腿等；

18、前台不允许看报纸和杂志书刊，以及玩手机游戏，吃零食等和工作无关的事情。

（三）接访登记要求

1、 所有来访客户必须登记，调研人员等可以不进行登记；各项内容登记详细，字迹工整，不可有空项；

2、 客户登记由销售人员进行填写，因此在接访过程中注意了解相关信息；

3、 热线来访客户的登记，要在来访登记表中注明是热线来访还是约访；

4、 老客户来访的登记，要在备注中注明是老客户来访，如代接同事客户要在登记表中注明原业务员姓名，如发生客户二次来访但不记得原业务员姓名的，首先以接待为先，同时查找其原置业顾问。

三、沙盘及样板间讲解

- 侧重强调本楼盘的整体优势；
- 用自己的热忱和诚恳感染客户，努力与其建立相互信任的关系；
- 通过交谈正确把握客户的真实需求，并据此迅速制定自己的应对策略；
- 当客户超过一人时，注意区分其中的决策者，把握他们相互间的关系。
- 引领客户沿看房通道参观讲解；
- 带看工地的路线应事先规划好，注意沿线的整洁和安全；
- 嘱咐客户戴好安全帽，带好其它随身物品；
- 耐心详细的向客户讲解产品；
- 讲解的过程中突出项目的优点和卖点；
- 通过交谈依据客户的实际情况有针对性的讲解分析；
- 尽量让客户充分的了解产品，给客户留以深刻印象。

四、朗逸花园认购流程及规范



认购流程
财务
后台
销售
客户
备注
置业顾问与客户预约认购，提示客户认购所需资料（1）
客户认购
置业顾问向客户讲解认购书条款，确认客户购房意向，填写《选房确认单》，向销售经理确认房源是否可售，进行预销控，销售经理签字确认（2）
销售助理须核对《销控表》]、确认房源为未售，在《选房确认单》上签字确认并暂时销控房源
若为按揭客户，置业顾问须在认购前引导进行征信查询；并与客户签署《三方确认单》
1、置业顾问协助客户填写《收款通知单》《认购协议书》
2、整理全部认购资料及客户资料交给销售经理审核签字后，到销售助理处进行第二次审核（3）
客户确认，在相关认购资料相应位置签字确认
销售助理核对房源，与客户身份证明复印件核对客户信息，与价格表核对确认价格，各类单据上的信息是否一致，<收款通知单》复核处签字确认
置业顾问协助客户办理交款
财务按照《收款通知单》刷卡收款开具收据、打印pos机票，1、留存商户存根及《收款通知单》白联；2、将银行存根与《收款通知单》黄联；3、认购书前两联定在一起交与置业顾问，4、收据客户联与pos机持卡人存根由置业顾问交与客户
将认购书及定金收据复印件及pos银行存根与《收款通知单》《认购协议书》交给销售助理进行审核
财务留存认购书黄联、《收款通知单》白联、POS第一联装订一起
销售助理审核收款金额，无误后在认购书粉联上盖章，留存认购书第一联、《收款通知单》黄联、POS银行联存档。（认购书第二联由置业顾问交与客户
财务将收款情况录入财务台账；销售助理每日与财务进行收款金额核对
销售助理更改销控和台帐（5）
1、置业顾问交付客户认购文件，告知客户签约所需资料，并与客户预约签约时间（4）
2、完善客户接待信息，填写来访表。
（1）认购必须资料：客户身份证原件，认购金。
（2）《认购书》《选房确认单》《收款通知单》不得出现涂改，若填写错误须重新填写。认购所有资料必须保持一致（时间、客户姓名、身份证号、房间信息等）
（3）置业顾问整理认购资料：包括认购签署相关文件，客户身份证复印件，认购金收据复印件、《认购签约流转单》《收款通知单》
（4）客户领取的认购文件：《认购书》第二联客户联，定金收据原件，置业顾问名片
（5）若发生延期、权益人变更，须在签约前提交审批。不必重新签署认购书，认购书后附客户申请及审批即可。置业顾问不得在审批通过前擅自向客户承诺，否则视为超范围承诺。

注：

- 置业顾问应在客户认购前向银行确认客户征信无问题后，方可签定认购协议书；
- 置业顾问在客户认购后，要在当天及时完成明源系统中的成交问卷；

- 若客户在签约前产生各种变更，必须进行业务变更申请，签订合同，并填写合同审核单，报甲方批准后方可执行；

五、朗逸花园签约流程及规范



签约流程
财务
后台
销售
客户
备注
置业顾问提前3天与客户预约签约时间，与客户核实是否有信息的变更，提示客户签约所需资料，与银行预约，同时要告知现场助理客户签约时间，若有变更要及时与万科进行沟通办理相关手续，未经批准不得擅自承诺客户，同时要准备签约所需合同附件及相关单据（1）
客户前来签约，需出示《认购书》《认购金收据》及本人身份证原件
置业顾问对客户进行合同条款讲解，协助客户确认签约，核对收回客户手中的《认购书》，并填写《购房费用一览表》《收款通知单》
若为按揭客户，置业顾问将按揭资料交与银行工作人员，银行工作人员审核无误后在《三方确认单》上签字确认（2）
客户签字确认（3）
置业顾问审核客户信息，无误后签字（4）
信息确认：销售助理核对联系方式、权益人、房源、价格、以及折扣及相应特殊审批文件，核对无误后在《购房费用一栏表》确认栏签字确认
置业顾问带领客户到财务验资卡内资金是否充足（首付款+代收费用），财务在《购房费用一览表上》签字确认
销售助理网上打印《缴款通知书》，交由置业顾问带领客户到财务处缴款
财务按照《收款通知单》刷卡收款开具收据、打印pos机票；
按照《缴款通知书》打印发票（首付或全款）
1、留存商户存根及《收款通知单》白联；
2、将银行存根与《收款通知单》黄联定在一起交与置业顾问，转交给助理；
3、收据客户联与pos机持卡人存根由置业顾问交与客户；
4、首付款发票前两联客户签字后，交由置业顾问转交给客户
1、置业顾问复印代收费用收据（客户留存联）、复印首付款发票，复印客户身份证；并让客户在《资料领取单》上签名表示发票已经领取
2、将认购书（客户联）及代收费用收据复印件、pos银行存根、《收款通知单》、发票复印件、《资料领取单》及签约资料交给销售助理进行审核，打印合同
销售助理审核资料是否齐全，根据《购房费用一览表》在网上制作合同，在《购房费用一览表》合同制作、栏签字确认
在提交合同审核前，由另一名销售助理审核合同无误，在《购房费用一览表》合同审核栏签字确认后，网上提交并打印，并将合同编号填写在《购房费用一览表》上。
置业顾问携齐合同及附件，并初步审核合同
（网签合同5份、《业主公约》1份及其附件2份、《合同审核表》1份、《委托书》1份、《房屋所有权预告登记申请书》1份）（5）
客户在合同、《业主公约》《委托书》、《房屋所有权预告登记申请书》上签字盖章
销售助理更改销控，录入台帐
置业顾问需审核客户签字盖章是否正确、完整
销售助理更新客户《客户领取资料记录台帐》
置业顾问协助客户，以收据换取首付款或全款发票，客户及置业顾问在领取单上签字
另一名置业顾问审核合同（审核客户资料、成交房间信息、固定选项、环境描述、各位置签字及盖章是否齐全，审核无误后，要在《合同审核表》上签字确认（6）
财务将收款情况及换票情况录入财务台账；销售助理每日与财务核对收款金额（首付款+代收费用）
按揭专员再次合同中所有资料确认无误后，在《合同审核表》签字确认，留存合同，准备备案
销售主管或销售经理再次审核合同，无误后要在《合同审核表》上签字确认
备案后，按揭专员要及时跟进放款情况，（详见银行跟进流程）并与配合人员及时沟通，并更新台帐
置业顾问要及时跟进贷款客户的进展情况，并及时告知按揭专员
贷款到账后，财务要将贷款到账情况录入台账，打印贷款部分发票，销售助理及时与财务进行对账
贷款到账后，按揭专员要提醒银行将《房屋所有权登记证明》及合同返回，并更新台帐，客户档案存档
贷款到账后，置业顾问要通知客户领取贷款部分发票、合同、《房屋所有权登记证明》
客户要在领取单签字，方可领取相关资料。
（1）原认购资料不再退回置业顾问和客户手中；
若有调房、更名、延期付款特殊折扣、员工买房均需在签约前提交客户签字的申请（填写《变更申请单》），销售助理提交开发商审批，审批通过后方可签约
（2）银行接收的客户按揭资料，按揭专员要留存并做按揭资料台帐，并与银行每周保持沟通，及时更新按揭资料台帐
（3）签约信息单不得有涂改痕，填写错误当重新填写
（4）置业顾问签字审核房源、价格、折扣、面积、客户信息，特殊审批申请（联系方式、权益人、退换房等），各类单据上客户姓名、地址等信息必须保持一致
（5）合同的初审：审核客户的信息、身份证、结婚证、房号、户型图等，《委托书》《房屋所有权预告登记申请书》上的客户联系地址和电话，与合同上要保持一致，为有效地址
（6）合同要审核填写是否规范，审核附加协议中合同附图粘贴是否正确，填写是否完整，合同涂改无效须重新打印或填写。

注：

- ➢ 客服人员应及时在楼盘表上标明该套房屋已预售；
- ➢ 销售内务及时更新销控表；
- ➢ 严格执行网上签约操作流程和步骤。

六、合同备案程序及规范


<备案、抵押流程>
万科营销中心
万科财务
贷款银行
按揭专员
销售部
客户
备注
置业顾问将客户已签字确认的正式购房合同及备案所需全部要件①移交销售助理存档
如贷款
征信调查
签署正式购房合同同时缴纳备案、抵押、贷款所需各项费用
审查全部资料
审批合同盖章申请
明源录入同时贷款资料转交银行
同意
合同盖章同时贷款资料转交银行
审批贷款
审批合格
交接备案、抵押票据
合同备案、抵押并与财务交接票据
已备案并抵押合同转交银行等待放款
放款
跟进放款进度
领取放款回单并及时填写放款明细表
明源录入、资料存档
通知置业顾问联系客户
通知客户领取合同及其他资料
管理、监督台帐
向财务定期提交台帐
领取购房全部资料
注：所有要件要求置业顾问必须在客户签署正式合同同时交齐！！！
①备案所需要件
1、审核5本已换签未备案的合同
2、买受人本人身份证原件及复印件（一次性需要1份，贷款需要3份）
3、手章（正楷方章）
4、买受人为外地人另需提供本人暂住证原件及复印件（一次性需要1份，贷款需要3份）
5、买受人本人户口本首页、本人页复印件1份
6、买受人结婚证（离婚证或离婚协议）复印件1份
7、买受人为法人或其他组织的另需提供营业执照或注册证书的复印件
8、境外人士购买预售商品房的需提交第一次购房证明及护照复印件
9、港、澳、台人士购买提供回乡证原件及复印件（一次性需要1份，贷款需要3份）
10、预售已被抵押的商品房还另需提供抵押权人同意预售的证明
注：如另有其他需要再另行通知！

七、银行按揭办理

- 客户签约之前提前通知客户办理按揭手续需提供的材料和费用；
- 客户签约的同时约律师办理按揭手续；
- 置业顾问有义务帮助客户选择一家适合客户自身的银行和还款方式；
- 置业顾问注意做好办理按揭的相关服务性工作；

八、客户维护

- 根据项目进展的情况，定期发放短信，邮件等，维持签约后对客户的持续关注；组织客户关怀活动；

九、入住办理

- 按合同约定时间提前邮寄《入住通知书》，通知客户如期办理入住手续；
- 明确告知客户入住时需准备的材料和应缴纳费用；
- 置业顾问有义务引导客户办理入住手续。

十、日常报表流程及规范

1、目的：为加强对报表统计的管理，确保销售报表的准确性和及时性。

2、工作内容及要求：

（1） 来电来访：统计每日的来电来访情况，为周报及月报的分析提供数据依据，同时在周报及月报中分析来电来访的客户来源、关注重点及认知途径等；

（2） 销售日报：每天统计当日所发生的签约情况、认购情况及来电来访情况，时间节点及发送时间以甲方要求时间为准；

（3） 阶段性报表：定期客户访谈，上报公司及甲方（意向客户情况分析、成交客户分析等）；

（4） 周报：

- 每周客户情况分析（甲方）：统计现场每周的销售数据、认购数据及来电来访情况；数据统计时间节点与发送时间以甲方要求时间为准；

（5） 月报：

- 每月客户情况分析（甲方）：统计现场每月的销售数据、认购数据及来电来访情况；总结本月的

工作重点并由销售经理安排下月的工作内容，思源月报提交时间为每月 2 日前，甲方月报提交时间为与发送时间以甲方要求时间为准；

（6） 年报：

- 统计销售现场一年的销售数据、认购数据及来电来访情况；总结本年度的工作重点及需要改进之处，并报公司营销管理中心。

（7） 其它报表：各项重大活动的数据统计及分析，按甲方要求报甲方销售部相关人员。

（8） 建立销售台帐：

台帐日常维护与更新中应注意的问题

- 台帐应做到每日更新，更新内容包括来电来访情况、认购、签约、回款、客户信息、合同信息等；
- 台帐具体内容包括认购套数、认购面积、交纳的认购金、签约套数、签约建筑面积、套内面积、合同额、回款额等；
- 台帐中认购转签约要及时冲抵，避免造成双重数据；各项变更（权利人变更、付款方式变理、优惠申请、首付款变更）等均需在台帐中标明，清晰无误；
- 贷款到帐、佣金发放情况、回款情况要在台帐中及时体现；

4、报表要求：

及时整理、汇总日、周、月、年的销售情况，如实填写销售报表；上报数据准确无误，根据实际情况按甲方规定调整报表格式。

5、上报部门：

公司项目管理部及开发商销售部所有相关人员。

附件五：案场办公人员制度

案场办公人员制度

工作人员发生违反以下规定时，主管领导可下发过失单，按照以下规定处理，销售人员同时根据情节轻重给予其他处理；

- **现场考勤**

1、 作息时间：售楼处按与工作量相符的编制常年全天候营业。

2、 员工须于早 9：00 前到售楼处后更换工服，9：00 开始完全进入工作状态，佩戴工牌、礼仪规范、持业务员销售夹准时到岗，上班迟到、早退处罚如下：（除特殊情况下的上下班时间）

✓ 迟到早退均按照公司与项目制度双重处罚，一月内迟到或早退第一次处罚为：〈15 分钟罚款 20 元/次，〈15 分钟且〈30 分钟罚款 40 元/次，〈30 分钟按旷工半天处理，并处以罚款 100 元/次；一月内重复迟到，将在前一次基础上加倍处罚，一月内如迟到三次以上四次以内，处以停盘一周同时相应予以处罚，超过四次，该员工行为规范不符合朗逸花园项目组工作要求，退回公司另行安排。

3、每日早 9：00 前由销售主管对本组成员进行监督检查：内容包括前台轮岗、考勤、礼仪规范、销售资料夹等；

■ **请假制度**

1、 员工外出办事须经销售经理批准，外出办事必须从工作地出发，未经销售经理特别安排不得擅自离去，并在外出登记本上签字，否则根据情节按早退或旷工处理并处以 50 元罚款；

2、 员工请病假、事假须提前一天报销售经理批准，并告知助理，填写《请假单》， 3 天内由项目负责人批准，3 天以上（含 3 天）上报公司，临时请假须在 8：00 前报销售经理批准，同事之间转达及短信请假无效；违反以上规定罚款 50 元/次；

3、 事假需提前一天向销售经理申请，批准后方可执行，周六、日事假提前三天申请，如未提前请假擅自休息，罚款 100 元每次，两次以上出现未提前请假，行为规范不符合朗逸花园项目组工作要求，退回公司另行安排。

4、 请病假必须出示医院开据的病假条，无医院证明按事假界定。按照项目工作情况酌情审批，如擅自休假，按旷工处理；如提供医院假条不属实的，经核实后以不诚实行为按员工违纪进行处罚。

5、 销售人员必须按照每周排班表休息，如销售人员换休，应提前通知销售经理，否则，未到岗者按旷工处理；

6、 原则上每人每周休息一天，如遇开盘、活动、广告或展会不能休息，由销售经理统一安排。（原则上周六、周日不安排轮休）；

7、 如未经销售经理同意而不来上班，或超假不上班，按旷工处理，罚款 100 元/次；

8、 如置业顾问之间换休，应提前填写〈倒班单〉，并由销售经理审批；否则，未到岗者按旷工处理；

9、 业务人员必须按规定执行休假，如未经销售经理批准私自休假者，按旷工处理。

■ **日常管理**

（一）在岗规范

1、工作人员不准在接待区域内吃零食、聊天、串岗、大声喧哗、化妆、剪指甲、看闲杂书籍及与报纸、杂志等，违者罚款 20 元/次、睡觉罚款 50 元/次；

2、工作时间不准上网聊天、打游戏、用前台电话打私话，用私人手机长时间接听或打私人电话，违者罚款 20 元/次；

3、工作时间未穿着工装，不能上岗接待客户，违者罚款 50 元/次，并立即更换；

4、接听电话、接待来访客户后，不及时登记来电来访表以及下班前不录入来电来访电子表，一次罚款 50 元，二次罚款 100 元，三次退回公司处理；如与客人发生争执，视情况及影响一次罚款 100-500 元，情况严重者勒令辞职；

5、每日由销售主管指定值日销售员，由当职销售员保持前台办公清洁；（经发现未清理，当职销售员处以 20 元/次罚款，销售主管未监督好处以 20 元/次罚款）

6、客户服务工作失职，发生如下情况，罚款 50-200 元/次：

✧ 应电话通知客户的事情未及时通知或以短信形式通知；

✧ 工作消极，造成工作延误，公司形象、声誉受损；

✧ 轮岗及当值人员须及时迎接客户，不得挑客户； 不在有客户的情况下争论接待秩序；

✧ 客户回访及邀约，需及时通知且回访情况真实有效，及时填写客户跟踪记录；

✧ 提供同质服务，不超范围承诺客户；

✧ 不得暗示客户找甲方内部关系可获取其他优惠，如违反，一次罚款 100 元，引起甲方投诉罚款 500 元，如情节严重将勒令离职。

7、浪费、不爱惜公物、销售资料设备等，发现浪费现象者处以罚款 50 元/次；

8、现场工作人员就餐时间为 11:45 以后开始更替用餐，时间不得超过 40 分钟，接待台保持 4 人，前台轮岗 1 人，不得脱岗，违反者罚款 20 元；

9、前台重要销售文件不得拿离前台及给客户查阅；

10、工作时间，未经允许吸烟不得三人同时进行；

11、项目重要信息知晓签字，需在当日完成，违者罚款 20 元/次；

12、不私自收取客户定金或任何好处，私自收取定金，罚款 500 元，收取任何好处勒令辞退；

13、不得利用业务之便炒房，违反一次勒令辞退；

14、为了自己和客户的安全，施工工地未经批准禁止进入，违者罚款 200 元/次。

（二）职业素养

✧ 违背职业操守，出现以下情况，违者罚款 50－500 元/次，如情节严重退回公司或辞退：

✧ 严禁传递不良言论影响团队内部团结；

✧ 尊重客户，未经许可不得擅自自行对接开发商，争取优惠政策及特殊事务审批；

✧ 维护公司形象、开发商形象，不指责、议论开发商和公司。

✧ 不对外透露公司业务情况和管理制度；不透露客户资料，遵守保密制度

✧ 置业顾问休息期间，必须保持通讯畅通，如公司有紧急事务需要处理，须立即回项目，违者每人罚款 50 元，超过 2 次，从第三次起每次罚款 100 元。

（三）操作规范

1、全体员工需按照销售流程工作，不得违反销售流程操作，违者罚款 200－500 元/次：

✧ 不得违反销控流程；

✧ 不得违反认购及签约流程；

2、　　及时做好各项表格、合同的填写，真实、及时、准确，如出现以下情况，罚款 50－200 元/次：

✧ 来电来访记录需填写真实，准确，不得漏填和虚假填写，记录本与来电来访电子档信息一致；

✧ 成交客户描摹需填写真实、及时、准确，不得漏填和虚假填写；

✧ 合同填写需按照合同样本完成签约，需填写完整、准确、规范、不得有资料不全的情况，严格按照合同检查流程执行，一次错误罚款 20 元。

以上内容如经开发商或公司内部检查、公司暗访及甲方投诉，情节一般给予双倍处罚，情节严重将退回公司或勒令离职。

■ **四、其他处罚制度**

对于违反销售案场管理制度和销售流程之规定的行为，在本《案场办公人员制度》中没有做出处理规定的，会依情节严重性给予相应处罚。

■ **五、罚金的收取方式**

1、处罚金的收取人员为项目品管助理；

2、以上条款中所述罚款 100 元以内应于处罚当日上交品管助理，如超过 100 元，在次日下班前上交品管助理，如逾期未交者，立即停岗，待处罚金上交，方可复岗；

3、处罚金做为项目的公积金，只能用于整个项目团队的奖励及团队建设，品管助理必须认真记录处罚金额，并不定期通报处罚金的使用情况，项目全体人员对处罚金有知情权。

附件六：销售代理保密协议

销售代理保密协议

甲方：天津星天房地产开发有限公司

乙方：天津明大嘉和置业股份有限公司

经甲乙双方友好协商，就乙方与甲方合作期间保护甲方商业秘密的有关事项，订立下列条款共同遵守：

第一条 定义

1．商业秘密

本合同的商业秘密是指甲方或甲方的母公司、子公司以及关联企业的任何未公开的经营信息、技术信息，而这种信息无论以何种形式储存和保管，包括：

（1） 设计相关信息、图纸及相关资料等；

（2） 发展计划、开发合同、土地储备资料等项目相关资料；

（3） 公司各类经营计划；

（4） 财务信息等；

（5） 营销计划、方案、产品信息、价格、客户资料等；

（6） 人事档案、人力资源自行开发课程、公司规章制度等；

（7） 工程相关信息、原材料、文件资料等；

（8） 项目报批报建中涉及的各类文件、资料、信息。

（9） 内部互联网页刊载的甲方及其甲方所属集团各公司涉及商业秘密的内容。

（10）各种招投标文件、资料、合同文件。

（11）各营销、设计、工程合作单位、客户信息和资料等

（12）虽属于第三方但甲方承诺有保密义务的商业秘密。

（13）涉及甲方商业秘密的其它内容。

但上述商业秘密不包括：

（1） 乙方知悉或获得之前已经依法公开的信息；

（2） 依照有关法律法规和法院、仲裁机构或其他行政机关指令、判决或裁决而必须公开的信息。

2. 知识产权

本合同所称知识产权是指在甲方经营和存续过程中所创造的或乙方为履行销售代理合同向甲方提供的所有阶段性和最终研究成果，及因履行销售代理合同所产生的其他研究成果或依照法律或者合同规定由他方创作但归属于甲方所有的一切智慧财产和成果，包括著作权、商标权、专利权、专有技术等。

乙方应保证其向甲方提交的成果（包括阶段性和最终性成果）及乙方为实现该成果所使用的必要方法不侵犯第三人的合法权益。甲方因使用乙方提交的成果被第三人指控侵权、提出异议或权利主张的，乙方应当积极协助解决，并承担由此给甲方造成的一切损失。

乙方应当保证其提交的成果符合国家及地方现有法律、法规、规章政策及行业规范之要求、符合本合同目的。如果因不符合上述要求给甲方或其他第三人造成损失的，乙方应承担由此引起的一切损失。

3. 保密期间

保密期间是指甲乙双方开始接洽至相关商业秘密被依法公开之日止。

第二条 保密义务

1. 乙方应尽管理人且不低于保护自己财产程度的注意义务保护甲方商业秘密，使其处于秘密状态；未经甲方事前同意不得将甲方的商业秘密公开或向第三人揭露。任何信息的揭露、公开都必须遵守甲方的规章制度或甲方的书面授权。除为了履行与甲方的相关合同义务需要或经过甲方授权，乙方不得自行或唆使第三人将甲方商业秘密用于其他用途。
2. 乙方应保证与甲方接洽、合作的员工与乙方签署相关保密协议，确保该员工履行本合同规定的保密义务。
3. 乙方如发现甲方商业秘密被泄露或者自己过失泄露，应当采取有效措施防止泄密进一步扩大，并及时向甲方报告。

第三条 所有权归属

甲方提供给乙方的一切商业秘密资料、知识产权资料属于甲方所有。甲方因履行合同需要提供给乙方的上述各项资料仅为乙方履行相关合同义务需要，不表示甲方的其它任何授权或转让。

第四条 终止

1. 本合同自双方签署的《天津星天 朗逸花园 项目营销策划、销售代理合同》生效之日起生效。
2. 乙方应当于合作结束时，或者于甲方提出请求时，返还全部记载着甲方商业秘密或其它相关资料的一切载体。若商业秘密可以从载体上消除或复制出来时，可以由乙方将商业秘密复制到甲方享有所有权的其他载体上，并把原载体上的商业秘密消除。不能返还的商业秘密资料及其他属于甲方的相关资料，乙方应予以销毁。

第五条 违约责任

乙方如违反本合同任一条款，应立即采取措施进行补救，并赔偿甲方违约金 10000 元 ；甲方仍有损失的，乙方应予以赔偿。

第六条 争议解决

因本合同而引起的纠纷，如果协商解决不成，任何一方均有权提交项目所在地人民法院法院解决。

第七条 一般条款

本合同如与双方以前的口头或书面合同有抵触，以本合同为准。本合同的修改必须采用双方同意的书面形式。

甲方 **乙方**

年 月 日 **年 月 日**